                   INFORMATION TECHNOLOGY SERVICES AGREEMENT
                        EFFECTIVE AS OF FEBRUARY 28,2000
                                     BETWEEN
                      CALIFORNIA POWER EXCHANGE CORPORATION
                                       AND
                            PEROT SYSTEMS CORPORATION


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                                    Article 1
                         Definitions, Agreement and Term

1.1       Certain Definitions................................................. 1
1.2       Agreement........................................................... 1
1.3       Term................................................................ 1

                                    Article 2
                        Account Management and Personnel

2.1       Account Manager..................................................... 1
2.2       Change of Account Manager........................................... 1
2.3       Perot Systems Key Employees......................................... 2
2.4       PSC Personnel....................................................... 3
2.5       Conduct and Removal of PSC Personnel................................ 3
2.6       CalPX Representative................................................ 4
2.7       Transfer of Personnel............................................... 4
2.8       Subcontractors...................................................... 4
2.9       Restrictions on Hiring.............................................. 5

                                    Article 3
                                    Services

3.1       Base Services....................................................... 5
3.2       Service Levels...................................................... 6
3.3       Additional Services................................................. 7
3.4       Change Control Procedure............................................ 8
3.5       FT Procurement Services.............................................10
3.6       Management Procedures Manual........................................10
3.7       Reports.............................................................10
3.8       Improved Technology.................................................10
3.9       Changes in Law and Regulations......................................10
3.10      Technical Standards.................................................11
3-11      Knowledge Sharing...................................................11
3.12      Customer Satisfaction...............................................11
3.13      Regular Improvement.................................................12

                                    Article 4
                             CalPX Responsibilities

4.1       Cooperation.........................................................12
4.2       Access to Software..................................................13
4.3       Access to CalPX Facilities..........................................13


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4.4       Access to Technology................................................14
4.5       Required Improvements...............................................14

                                    Article 5
                            Payments to Perot Systems

5.1       Base Services Fees..................................................15
5.2       Additional Services Charges.........................................15
5.3       Performance Bonuses and Credits.....................................15
5.4       Reimbursable Expenses...............................................16
5.5       Taxes...............................................................16
5.6       Cost of Living Adjustment...........................................16
5.7       Time of Payment.....................................................17
5.8       Audit of Charges....................................................17
5.9       Pass-Through Expenses...............................................17
5.10      Adjustment of Budget................................................17
5.11      No Other Charges....................................................18
5.12      Fee Disputes........................................................18
5.13      Proration...........................................................19
5.14      Unused Credits......................................................19
5.15      Retention of Records................................................19

                                    Article 6
              Confidentiality, Proprietary Rights and Audit Rights

6.1       CalPX Data..........................................................19
6.2       Confidential Information............................................20
6.3       CalPX Proprietary Software..........................................22
6.4       Perot Systems Software and Perot Systems Tools......................22
6.5       Rights in Developed Software........................................23
6.6       Know-How............................................................25
6.7       Audit of CalPX's Business...........................................26
6.8       Data Security.......................................................26
6.9       Safety and Security Procedures......................................26
6.10      Security Relative to CalPX Competitors..............................26

                                    Article 7
                       Performance Review and Termination

 7.1      Performance Review..................................................27
 7.2      Dispute Resolution..................................................27
 7.3      Arbitration.........................................................27
 7.4      Termination for Cause...............................................28


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7.5       Termination for Non-Payment.........................................28
7.6       Termination for Insolvency..........................................28
7.7       Termination for Convenience.........................................28
7.8       Termination for Causing Failure of Critical Services................29
7.9       Force Majeure Termination Provision.................................30
7.10      Continuity of Services..............................................30
7.11      Transition Obligations..............................................30
7.12      Force Majeure.......................................................32

                                    Article 8
                                   Indemnities

8.1       Bodily Injury and Property Damage Indemnity.........................32
8.2       Intellectual Property Indemnity.....................................33
8.3       Employment Indemnity................................................33
8.4       CalPX Business Risk Indemnity.......................................34
8.5       Other Perot Systems Indemnities.....................................34
8.6       Indemnification Procedures..........................................34

                                    Article 9
                                    Liability

9.1       Limitation of Liability.............................................35
9.2       Limitation on Type of Damages.......................................35
9.3       Exclusions..........................................................35
9.4       Year 2000 Problems..................................................35

                                   Article 10
                                    Warranty

10.1      By Perot Systems....................................................36
10.2      By Each Party.......................................................36
10.3      Disclaimer of Warranty..............................................37
10.4      Certain Covenants...................................................37

                                    Article 11
                                    Insurance

11.1      Insurance...........................................................38


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                                   Article 12
                                  Miscellaneous

12.1      Relationship of Parties.............................................39
12.2      Notices.............................................................40
12.3      Assignment..........................................................40
12.4      Severability........................................................41
12.5      Captions............................................................41
12.6      Modification; Waiver................................................41
12.7      No Third-Party Beneficiaries........................................41
12.8      Governing Law ......................................................41
12.9      Consents, Approvals, Requests and Opinions..........................41
12.10     Survival............................................................41
12.11     Sole and Exclusive Venue............................................42
12.12     Covenant of Further Assurances......................................42
12.13     Negotiated Terms....................................................42
12.14     Remedies Cumulative.................................................42
12.15     Conflict of Interest................................................42
12.16     Export..............................................................42
12.17     Entire Agreement....................................................42
12.18     Media Releases......................................................43
12.19     Task Order No. 5....................................................43

                                    Schedules

1.1       Definitions
1.2       Excluded Services
2.3       Personnel
2.4       Key Employees
2.5       Corporate Information Securities Standards, Guidelines & Procedures
2.7       Transfer of Employees
3.1       Base Services
3.2       Service Levels
4.2       Managed  Software
4.4       CalPX  Technology
4.5       Required Improvements
5.1       Service Charges
5.2       Perot Systems Standard Commercial Rates
5.4       CalPX  Expense and Reimbursement Policy
7.3       Supplemental Procedures for CalPX Disputes
7.8       Disruption of Critical Services


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                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

     This Information Technology Services Agreement ("Agreement"), dated as of February 17, 2000 (the "Agreement Date"), is between Perot Systems Corporation ("Perot Systems"), a Delaware corporation with its principal place of business at 12404 Park Central Drive Dallas, Texas 75251, and the California Power Exchange Corporation ("CalPX"), a California nonprofit public benefit corporation with its principal place of business at 200 South Los Robles Avenue, Suite 400, Pasadena, California 91101.


                                    Article 1
                         Definitions, Agreement and Term

1.1 Certain Definitions. The terms set forth in Schedule 1.1 are defined as set forth in Schedule 1.1.

1.2 Agreement. CalPX shall purchase all of its requirements for information technology services related to application maintenance, application development, program management and (computer operations from Perot Systems during the Term in accordance with the terms of this Agreement, except for the information technology services described in Schedule 1.2 ("Excluded Services").

1.3 Term. The term of this Agreement shall begin on February 28, 2000 at 12:01 a.m., PST ("Effective Date") and shall end on February 27, 2003 at 11:59 p.m., PST (the "Initial Term") unless earlier terminated in accordance with the terms of this Agreement.


                                    Article 2
                        Account Management and Personnel

2.1 Account Manager. Perot Systems shall designate an Account Manager ("Account Manager") who shall be directly responsible for coordinating, managing and supervising the delivery of the Services and shall have full authority to act on Perot Systems' behalf with respect to all matters relating to this Agreement. The Account Manager shall work with the CalPX Representative to address CalPX's information technology issues and strategies and the parties' relationship under this Agreement. The initial Account Manager shall be Dariush Shirmohammadi.

2.2  Change of Account Manager.

     a. Unless CalPX agrees, Perot Systems shall not replace or reassign the Account Manager for a period of not less than 12 months after the date of his or her assignment to the CalPX account unless such Account Manager (a) voluntarily resigns his or her employment or terminates his or her contract of engagement with Perot Systems, (b) is dismissed by Perot Systems for misconduct, (c) fails to perform his or her duties and responsibilities pursuant to this Agreement, (d) dies or


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          is unable to work due to his or her disability, or (e) independently initiates a request for reassignment for personal reasons.

     b.   Before assigning a replacement Account Manager, Perot Systems shall
          (a) notify the CalPX Representative of the proposed assignment, (b) introduce the individual to appropriate representatives of CalPX, and
          (c) provide the CalPX Representative with the qualifications and any other appropriate information regarding the individual that may be requested by the CalPX Representative. In the event the CalPX Representative does not approve of an individual which Perot Systems proposes to appoint as an Account Manager, Perot Systems shall in good faith select an alternate candidate and shall follow the procedure set forth in this subsection with respect to such candidate.

2.3  Perot Systems Key Employees. With respect to the persons identified in
     Schedule 2.4 (the "Key Personnel"), the parties agree as follows:

     a. The individuals serving as Key Personnel shall each be dedicated to the CalPX account on a full-time basis.

     b.   Before assigning an individual, other than those individuals named in
          Schedule 2.4 as Key Personnel, as a replacement for any Key Personnel, Perot Systems shall (a) notify the CalPX Representative of the proposed assignment, (b) introduce the individual to the CalPX Representative and, (c) provide the CalPX Representative with the qualifications and any other appropriate information regarding the individual that may be requested by the CalPX Representative. If the CalPX Representative does not approve of the assignment of such individual as Key Personnel, Perot Systems shall in good faith select an alternate candidate and shall follow the procedure set forth in this subsection with respect to such candidate.

     c. Unless CalPX agrees otherwise, Perot Systems shall not replace or reassign any individual assigned to the CalPX account as Key Personnel during a period of 12 months from the date of his or her assignment as Key Personnel unless such individual (a) voluntarily resigns from, or terminates his or her contract of engagement with, Perot Systems, (b) is dismissed by Perot Systems, (c) fails or is not qualified to perform his or her duties and responsibilities pursuant to this Agreement, (d) dies or is unable to work due to his or her disability,
          (e) independently initiates a request for reassignment for personal reasons, or (f) the services of such Key Personnel, in Perot Systems' reasonable opinion and with the concurrence of the CalPX Representative, are no longer required for the performance of this Agreement.

     d. If, in CalPX's opinion, any individual assigned to the CalPX account as Key Personnel should not remain assigned to the CalPX account, then CalPX shall advise Perot Systems of such opinion, and Perot Systems shall promptly investigate


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          the matter and take appropriate action which may include (a) removing such individual from his or her status as Key Personnel and notifying CalPX of such removal and replacing such individual with another qualified individual; or (b) other appropriate disciplinary action.

     e. Perot Systems shall maintain recruiting and replacement procedures for Key Personnel designed to assure an orderly succession in as prompt a manner as reasonably possible for any Key Personnel who resign or are replaced.

2.4 PSC Personnel. Perot Systems shall assign qualified personnel as PSC Personnel to perform the Services under this Agreement. On a quarterly basis, Perot Systems shall provide to the CalPX Representative a list of all PSC Personnel dedicated full-time to the CalPX account.

2.5  Conduct and Removal of PSC Personnel.

     a. While on CalPX premises, Perot Systems shall use reasonable commercial efforts to cause the PSC Personnel to comply with the reasonable requests and standard rules and regulations of CalPX regarding safety, health and personal conduct generally applicable to CalPX and vendor personnel working at such CalPX premises, including (i) subject to each individual person serving as PSC Personnel being provided with a copy, complying with the CalPX Employee Code of Conduct, (ii) wearing an identification badge, and (iii) otherwise conducting themselves in a businesslike manner.

     b. Perot Systems shall cause the PSC Personnel to comply with (a) the confidentiality provisions of this Agreement, and (b) CalPX's computer security procedures, a current copy of which is attached as Schedule 2.5, as amended by CalPX from time to time.

     c. If CalPX reasonably determines that any PSC Personnel are not conducting themselves in accordance with this Section, CalPX shall notify Perot Systems of the non-compliant conduct. Upon receiving such notice, Perot Systems shall promptly investigate the matter and take appropriate disciplinary action which may include (a) removing the applicable person from the CalPX account, providing CalPX with notice of such removal, and replacing him or her with another qualified person, or (b) other disciplinary action reasonably anticipated to prevent a recurrence. If there are repeated violations of this Section by a particular individual, Perot Systems shall remove the individual from the CalPX account. Perot Systems shall notify the CalPX Representative immediately after dismissing or reassigning any PSC Personnel whose normal work location is at a CalPX service location. Except as otherwise approved by CalPX, those PSC Personnel located on CalPX's premises may only provide services on such premises which support CalPX's operations.


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2.6  CalPX Representative. CalPX shall designate a representative ("CalPX
     Representative") who shall have overall responsibility for managing and coordinating the performance of CalPX's obligations under the Agreement, including determining prioritization of certain of the Services, and shall have full authority to act on CalPX's behalf with respect to all matters relating to this Agreement. The CalPX Representative shall work with the Account Manager to address CalPX's information technology issues and strategies and the parties' relationship under this Agreement. The initial CalPX Representative shall be Daniel Yee. The CalPX Representative may delegate such of his or her responsibilities to another officer or director of CalPX with notice to Perot Systems.

2.7  Transfer of Personnel.

     (a) Perot Systems shall offer employment to CalPX's employees who are listed in Part A of Schedule 2.3 in accordance with Perot Systems' standard employment policies as of the Effective Date, and in accordance with Schedule 2.7. Such offer of employment shall be made on or before February 22, 2000. Perot Systems shall request that these employees accept the offer of employment by the close of business of CalPX on February 24, 2000, which acceptance shall be effective as of 12:01 a.m., PST, on February 28, 2000.

     (b) Perot Systems shall use reasonable commercial efforts to engage as independent contractors or employees the contract personnel who are listed in Part B of Schedule 2.3 in accordance with Perot Systems' standard independent contractor agreement. Perot Systems shall offer to engage or employ such contract personnel, or notify CalPX of its decision not to engage or employ such contract personnel, within two business days of the Agreement Date.

     (c) Those CalPX employees listed in Schedule 2.3 who accept Perot Systems' offer of employment are referred to collectively as the "Transitioned Employees" and those CalPX employees who do not accept such offers of employment are referred to collectively as the "Non-Transitioned Employees." CalPX shall cooperate with Perot Systems in connection with Perot Systems making such offers. CalPX shall not make any representations to the Transitioned Employees relating to the terms of employment by Perot Systems. If any Transitioned Employee is terminated by Perot Systems within six months after the Effective Date, CalPX shall reimburse Perot Systems for severance costs as same may be incurred by Perot Systems in accordance with Perot Systems' standard employment policies as of the Effective Date. CalPX shall reimburse the severance paid by Perot Systems after presentation of an invoice with supporting documentation in accordance with Section 5.7.

2.8 Subcontractors. Perot Systems may engage independent third parties or one or more of its Affiliates to perform as a subcontractor to Perot Systems any part of the Services or other obligations to be performed by Perot Systems under this Agreement, provided that:


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     (a)  Perot Systems' Account Manager shall obtain the CalPX Representative's prior approval of any subcontractor (other than an Affiliate controlled by Perot Systems) that Perot Systems reasonably expects, at the time of the initial engagement, shall be paid more than $250,000 during the term of the agreement under which such subcontractor is engaged or, in the case of multiple agreements with a single subcontractor, during any 12 month period. Such approval shall not be necessary for Affiliates controlled by Perot Systems unless otherwise agreed in the Change Control Procedure.

     (b) Perot Systems shall be fully responsible for the work and activities of its subcontractors, including the compliance of such subcontractors with the terms of this Agreement. Perot Systems shall use commercially reasonable efforts to keep CalPX's property free from liens arising in connection with the Services performed by Perot Systems under this Agreement.

2.9 Restrictions on Hiring. Except as otherwise specifically provided in this Agreement, Perot Systems and CalPX each agree not to hire or recruit the other's employees with whom Perot Systems or CalPX came into contact in connection with the activities contemplated by this Agreement until the earlier of a) six months after the end of the Term; and b) six months after such employee is no longer employed by the applicable party, without, in each case, the prior written consent of the other party.


                                    Article 3
                                    Services

3.1 Base Services. During the Term, Perot Systems shall provide the Core Services and up to the number of Full-Time Equivalent PSC Personnel shown in Schedule 5.1 to perform Applications Development services, and Business Consulting services (collectively, "Base Services") at CalPX's offices in Alhambra, California; Pasadena, California; Perot Systems' Richardson Information Management Facility ("RIMF"), and such other Perot Systems offices and date centers as the parties mutually agree.

     (a)  Core Services are defined as:

          (i)   the Program Management Services described in Part A of Schedule
                3.1;

          (ii) the Computer Operations Services described in Part B of Schedule 3.1;

          (iii) the Applications Maintenance Services described in Part C of
                Schedule 3.1; and

          (iv)  the IT Procurement Services.

     (b) Applications Development Services are described in Part D of Schedule 3.1; and

     (c)  Business Consulting Services are described in Part E of Schedule 3.1.


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3.2  Service Levels.

     (a) In the absence of adequate historical data from the operation of CalPX's Systems, the parties agree to use the service levels set forth in Schedule 3.2 ("Service Levels") for the Services. These Service Levels have been selected based upon industry data and a partial analysis of the operation of CalPX's Systems and the number of PSC Personnel assigned to perform the Services. During the first 120 days after the Effective Date ("Transition Period"), Perot Systems and CalPX shall diligently and in good faith negotiate any changes to the Service Levels that are required to reflect the actual operation of CalPX's Systems during the six-month period prior to the Effective Date. After the Transition Period, Perot Systems shall meet or exceed the mutually agreed Service Levels with respect to the Services. The addition of any Service Level not set forth on Schedule 3.3 as of the Effective Date shall require an amendment to this Agreement.

     (b) Perot Systems shall be excused from its obligation to perform the Computer Operations Services in accordance with the Service Levels to the extent that it can not meet such Service Levels as a result of actions or failures to act by CalPX in acceptance with this Agreement or by a third party other than Perot Systems or PSC Personnel, including any failure to obtain any access described in Section 4.2(b) or Force Majeure Event.

     (c) As contemplated by the Change Control Procedure, (i) any Change Order implementing service or resource additions or reductions requested by CalPX and any other Change Order changing the manner in which the Core Services are provided by Perot Systems shall include an appropriate adjustment to the applicable Service Levels, and (ii) Perot Systems shall review with CalPX as part of the Change Order Procedure the anticipated effect of such reduction, addition or change on Perot Systems' ability to meet the applicable Service Levels.

     (d)  If Perot Systems fails to meet any Service Level, Perot Systems shall
          (i) promptly investigate and perform a root-cause analysis to identify the cause of the failure; (ii) provide to CalPX a report on the causes of the problem; (iii) correct the problem, to the extent such problem is within its control, or take appropriate steps to cause the problem to be corrected to the extent such problem is not within its control;
          (iv) to the extent within its control, take appropriate preventive measures to reduce the probability of a recurrence of the problem; (v) take appropriate actions to mitigate the adverse effects of the problem prior to its correction; and (vi) periodically advise the CalPX Representative of the status of remedial efforts being undertaken with respect to such problems.


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


3.3  Additional Services.

     (a) Perot Systems shall provide to CalPX such additional services that are beyond the scope of the Base Services ("Additional Services") as Perot Systems and CalPX from time to time agree in writing. Base Services, Additional Services, and any Transition Assistance provided under
          Section 7.11 are collectively referred to herein as "Services." Upon identifying a need for information technology or business consulting services outside the scope of the Base Services, the Account Manager and the CalPX Representative shall coordinate the preparation of a document identifying, in reasonable detail, the services to be performed, the specific hardware, software and third party services to be delivered as part of such services, and the objective completion criteria to be applied in connection with such services. This document shall be reviewed by the IT Steering Committee.

     (b) Perot Systems acknowledges and agrees that CalPX prefers to use commercial off-the-shelf software, rather than custom-designed solutions, to meet its requirements whenever and wherever practical, and Perot Systems shall use reasonable commercial efforts to identify commercial off-the-shelf software products that are suitable for use by CalPX as part of any proposal to provide Additional Services.

     (c) If CalPX, in its sole and absolute discretion, chooses to terminate the contract of any third party vendor that is providing desktop, network or telecommunications information technology services, or such contract expires in accordance with its terms, and CalPX (i) desires to obtain such services from another third party and (ii) determines in its reasonable discretion that Perot Systems has the appropriate expertise and resources to provide such services, then CalPX and Perot Systems shall commence good faith negotiations for Perot Systems to provide such services. In the event that following such good faith negotiations, the parties shall not have reached agreement on the terms of Perot Systems providing such services within 30 days of the commencement of such negotiations, then CalPX shall have the right to enter into an agreement with a third party to provide such services; provided that prior to entering into a definitive agreement for the provision of such services Perot Systems shall be offered the opportunity to resubmit another proposal for the provision of such services. CalPX acknowledges and agrees that Perot Systems has, as of the Effective Date, the technical capability and experience to perform the Desktop Support Services and Desktop Procurement Services.

     (d) Additional Services will be performed under individual written task order ("Task Orders") that are approved and issued in accordance with this Section 3.3 and the Change Control Procedure. Each Task Order shall identify, in reasonable detail, the services to be performed, the specific hardware, software and third party services to be delivered as part of such services, and the objective completion criteria to be applied in connection with such services, in addition to the price, reimbursable expenses and pass-through expenses to be paid by CalPX for such Additional


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


          Services. Perot Systems will commence the Additional Services upon execution of the Task Order by CalPX and Perot Systems.

3.4  Change Control Procedure.

     (a) All Changes (as defined herein) shall be reviewed by the Change Review Board. All Change Orders shall be reviewed and approved in writing by the Account Manager and CalPX Representative. The budgetary and schedule effects of reasonably interrelated Change Orders shall be aggregated to determine whether the CalPX Representative or the Change Review Board should review such Change Orders. The parties shall use their reasonable commercial efforts to minimize any adjustments to development schedules, development budget and application requirements. Change Orders may be approved electronically by the Account Manager and the CalPX Representative.

     (b) During the first 30 days after the Effective Date, Perot Systems shall prepare and deliver to the Change Review Board, for its review and approval, the Change Control Procedures to be used under this Agreement to control Changes in scope, schedule and cost "the Services. The Change Control Procedures shall provide, at a minimum, that. (i) all Changes, including Changes to the Change Control Procedures, shall be made pursuant to the Change Control Procedures, except as may be necessary on an emergency basis; (ii) no Change which is reasonably expected to materially or adversely affect the function or performance of any System or result in a material increase in the charges to CalPX under this Agreement shall be implemented without the Change Review Board's approval, except as may be necessary on an emergency basis; (iii) all Changes, except those made as necessary on an emergency basis, shall be implemented in accordance with a schedule provided to the Change Review Board periodically and under circumstances that are reasonably expected not to interrupt CalPX's business operations materially; and (iv) the Account Manager shall give the Change Review Board prompt notice (which may be given orally, provided that any oral notice is confirmed in writing within five business days) of any Change made as necessary on an emergency basis.

     (c) Changes to the application requirements, development budget, or development schedule shall be made only by mutual agreement of the affected parties through the use of a Change Order. All requests for Changes by a party shall be communicated by the Account Manager or CalPX Representative, as the case may be, to the CalPX Representative or Account Manager, as the case may be, or the Change Review Board as appropriate. No party shall have any obligation or authority to implement Changes requested through any other means.

     (d) Requests for Change Orders shall be submitted for review in accordance with the Change Control Procedure, and shall include the following information: (i) a


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


          detailed description of the Change requested, (ii) the business, technical or financial justification for the Change requested, (iii) the price, capital and operating costs associated with the Change requested, (iv) the projected schedule impact of the Change requested, and (v) the priority of the Change requested.

     (e) Within ten business days (or such longer period as is mutually agreeable) after receiving a request from CalPX for a Change Order, Perot Systems shall prepare and provide to CalPX's Representative or the Change Review Board a document summarizing the effect, if any, of the proposed Change on (i) the development schedule, including but not limited to CalPX's obligations under the development schedule, (ii) the functionality and requirements of the applicable System to be delivered, and (iii) the development budget. In addition, Perot Systems shall inform CalPX regarding any other business impact that Perot Systems believes to be relevant to an evaluation of the Change Order. The CalPX Representative or the Change Review Board, as the case may be, shall review the information and, as the Change Review Board deems necessary, revise it at the next succeeding Change Review Board meeting and promptly forward its report on the proposed Change to CalPX. Within ten business days or such longer period as is mutually agreeable to the parties, after receiving such information, CalPX will approve, reject or withdraw the request for such Change Order. CalPX's failure to approve, reject or withdraw the request within the applicable time period shall be deemed a withdrawal of such request.

     (f) Upon submitting a request for a Change Order initiated by Perot Systems, Perot Systems shall provide to CalPX a document summarizing the effect, if any, on (i) the development schedule, including but not limited to CalPX's obligations under the development schedule, (ii) the functionality and requirements of the applicable System to be delivered, and (iii) the development budget. In addition, Perot Systems shall inform CalPX regarding any other business impact that it believes to be relevant to an evaluation of the Change Order. The Change Review Board shall review the information and, as the Change Review Board deems necessary, revise it at the next succeeding Change Review Board meeting and promptly forward its report to CalPX. Within ten business days after receiving such information (or within ten business days after receiving the Change Review Board's report, in the case of a Change request reviewed by the Change Review Board), CalPX shall approve or reject the requested Change Order. CalPX's failure to approve or reject the requested Change Order within the applicable time period shall be deemed a rejection of such request.

     (g) In any case where no final agreement has been reached on a Change request but the CalPX Representative nonetheless orders Perot Systems to carry out such Change, Perot Systems shall use its commercially reasonable efforts to carry out such Change within the time requested by CalPX at the price and related terms proposed by Perot Systems, and either party may refer the disputed Change request to the procedures provided in Section 7.2 and 7.3.

3.5 IT Procurement Services. At CalPX's written request, Perot Systems shall purchase, lease or license equipment, software, services and supplies from Perot Systems' suppliers on behalf of CalPX and for CalPX's account or shall facilitate the purchase, lease or license of such items by CalPX at the prices available to Perot Systems (the "IT Procurement Services").

3.6 Management Procedures Manual. On or before the end of the Transition Period and as part of the Services, (1) CalPX and Perot Systems shall establish procedures pursuant to which mutually agreed policies of CalPX and Perot Systems shall be adhered to during the Term, and (2) Perot Systems shall prepare and deliver to CalPX, for CalPX's approval, a management procedures manual (the "Management Procedures Manual") generally describing (a) the Services, (b) the computer hardware and software environments in which the Services will be performed, (c) the documentation, if any, which provides further details regarding the Services or computer hardware and software environment in which the Services will be performed, (d) the procedures Perot Systems intends to use to manage the Services, and (e) the management reporting system that Perot Systems shall use to manage this Agreement and communicate to CalPX. Perot Systems and CalPX shall write the Management Procedures Manual whenever necessary to reflect any changes in the operations or procedures described therein within a reasonable time after such changes are made.

3.7 Reports. Perot Systems shall provide to CalPX performance, utilization and status reports relating to the Services and Service Levels as requested by CalPX in a form acceptable to CalPX.

3.8 Improved Technology. As part of the Services, Perot Systems shall provide CalPX with information about, and recommendations regarding, information technology developments that could reasonably be expected to have a favorable impact on CalPX's information technology operations for CalPX's consideration and evaluation, including information regarding any new information technology developments that are not subject to third party confidentiality restrictions made generally available by Perot Systems for use by Perot Systems' customers. In addition, Perot Systems shall meet with CalPX at least twice per year during the Term to inform CalPX of any new information technology developments that are not subject to third party confidentiality restrictions which Perot Systems is developing and any appropriate information processing trends and directions of which Perot Systems is aware.

3.9  Changes in Law and Regulations.

     (a) Perot Systems shall identify and notify CalPX of any changes in any laws or regulations applicable to Perot Systems or its operating procedures that could adversely affect the use or delivery of the Services. CalPX shall identify and notify Perot Systems of any changes in any laws or regulations applicable to CalPX or its operating procedures that require changes to the way in which the Services are provided by Perot Systems. Perot Systems and CalPX shall work together to identify the impact of any such laws or regulations on how CalPX uses, and Perot Systems delivers, the Services. Each party shall be responsible for any fines and penalties arising from its failure to comply with any laws or regulations applicable to its business operations relating to the delivery or use of the Services.

     (b) If any changes in laws or regulations prevent Perot Systems from performing its obligations under this Agreement, Perot Systems shall
          (i) use commercially reasonable efforts to continue to perform the Services and (ii) develop and, upon CalPX's approval, implement a suitable workaround for its obligations under this Agreement that cannot be performed until such time as Perot Systems can perform its obligations under this Agreement without such workaround. If the applicable change in law or regulatory requirements is applicable to Perot Systems, then Perot Systems shall develop and implement such workaround at its own expense. If the applicable change in law or regulatory requirements is applicable to CalPX and such change results in additional costs to Perot Systems to perform its obligations under this Agreement, then CalPX shall pay Perot Systems for its incremental costs incurred in connection with making the appropriate changes as part of the Base Services or as an Additional Service, as the case may be.

3.10 Technical Standards. Perot Systems shall comply with CalPX's information management technical architecture and product standards in effect on the Agreement Date and as amended pursuant to the Change Control Procedure during the Term.

3.11 Knowledge Sharing. At least once every year, and on request after at least 30 days' notice from CalPX, Perot Systems shall meet with representatives of CalPX to explain, at an executive level, how (1) the Systems are designed and operate, and (2) the Services are provided.

3.12 Customer Satisfaction.

     (a) Within 90 days after the Effective Date, Perot Systems shall conduct a survey to measure end-user satisfaction with the Services at each CalPX site. The survey shall contain questions, and shall be administered according to procedures, mutually agreed by CalPX and Perot Systems within 60 days after the Agreement Date. Perot Systems shall promptly share the results of each such survey with CalPX, including, without limitation, copies of the user questionnaires completed by any CalPX personnel.

     (b) At least annually during the Term, Perot Systems shall conduct a survey to measure end-user satisfaction with the Services and Perot Systems' responsiveness to requests for Services at each CalPX site. The survey shall contain questions to be agreed upon by CalPX and Perot Systems no later than 30 days before the date on which the survey is scheduled to begin. Perot Systems shall promptly share the results of each such survey with CalPX, including, without limitation, copies of the user questionnaires completed by any CalPX personnel. The content, scope, and method of each such survey shall be consistent with the baseline customer survey conducted under Section 3.12(a), and the timing of the surveys shall be subject to mutual agreement.

     (c) During the last six months of the Term, CalPX may initiate at its expense a third-party review of the Services being performed by Perot Systems. If CalPX initiates such a review, CalPX shall, within five business days after sending notice of such election, provide Perot Systems with a list of three unbiased third party benchmarkers acceptable to CalPX, none of whom shall be competitors to Perot Systems. Perot Systems shall select one of such third party benchmarkers to be engaged by CalPX. CalPX and Perot Systems shall negotiate in good faith to determine jointly the information to be provided to the benchmarker (the "Benchmark Information") and the scope and cost of the review, and shall (1) review the Benchmark Information and (2) schedule a meeting to address any issues either party may have with respect to the Benchmark Information. The benchmarker shall review the scope and level of Services then being provided under this Agreement, the total number of personnel assigned to perform those Services, and the charges for the Services and any other appropriate information related to this Agreement and compare the scope and level of Services, the total number of personnel assigned to perform such Services, and the charges for the Services against similar services that are performed by other full service information technology outsourcing providers who compete with Perot Systems in similar markets in a similar period. The benchmarker results shall be treated as Confidential Information.

3.13 Regular Improvement. Perot Systems shall, on a regular basis (1) identify processes, techniques, equipment and software that could improve the Services and Service Levels and (2) recommend for adoption or acquisition non-confidential processes, techniques, equipment, software and tools used by Perot Systems that could improve or lower the cost of CalPX's technology operations. Perot Systems shall, from time to time, include the information required by this Section 3.13 in appropriate reports provided to CalPX under this Agreement.


                                    Article 4
                             CalPX Responsibilities

4.1 Cooperation. CalPX shall keep Perot Systems informed, as reasonably appropriate, about those aspects of CalPX's business that could reasonably have a material effect on the demand for, or provision of, the Services. CalPX shall cooperate with Perot Systems to ensure that the Change Control Procedure and other processes relating to the Services that are dependent upon information from CalPX are not unreasonably delayed by CalPX.

4.2  Access to Software.

     (a) CalPX Proprietary Software. CalPX shall provide Perot Systems with access to, and the necessary rights to operate, modify, and enhance, its proprietary software listed in Part A of Schedule 4.2 and such other proprietary software of CalPX as is necessary for Perot Systems to perform its obligations under the Agreement ("CalPX Proprietary Software"). CalPX shall pay any access or other fees associated with obtaining such rights to the CalPX Proprietary Software. CalPX shall pay all license, maintenance and other fees associated with the CalPX Proprietary Software.

     (b) CalPX Vendor Software. CalPX shall provide Perot Systems with access to, and the necessary rights to operate and, where necessary to perform the Services to modify and to enhance, its vendor software listed in Part B of Schedule 4.2 and such other vendor software as is necessary for Perot Systems to perform its obligations under the Agreement ("CalPX Vendor Software") and shall pay any access or other fees associated with obtaining such rights to the CalPX Vendor Software. CalPX shall pay all license, maintenance and other fees associated with the CalPX Vendor Software. Except as contemplated by this Section 4.2(b), Pei ;i Systems' access to, and other rights in respect of, CalPX Vendor software shall be subject to the terms of the applicable software license agreement between CalPX and the applicable vendors. If CalPX is unable to obtain the rights described in this paragraph (b), (i) Perot Systems shall be relieved of any obligations under this Agreement that cannot be performed in the absence of such rights without violating a third person's intellectual property or other rights, and (ii) CalPX and Perot Systems shall work together in good faith to find an alternative way for CalPX to obtain any Services that Perot Systems cannot perform in a manner that is reasonably satisfactory to both parties.

4.3 Access to CalPX Facilities. CalPX shall provide Perot Systems access to its facilities and shall provide to all PSC Personnel performing Services at such facilities, without charge, such office furnishings, janitorial service, telephone service, utilities (including air conditioning) and office-related equipment (including but not limited to personal computers and related software, peripherals and supplies and facsimile machines), supplies, and duplicating services as Perot Systems may reasonably require in connection with the activities contemplated hereunder. Unless otherwise agreed, CalPX shall not be obligated to provide such facilities for PSC Personnel performing (i) Services at the RIMF (or another Perot Systems data center), (ii) Business Consulting Services, or (iii) any Services on a part-time basis, except as may be necessary on a short-term, shared basis. CalPX shall procure and purchase at its sole cost and expense all the necessary hardware and software of CalPX reasonably required by Perot Systems to provide the Services. CalPX shall provide such access 24 hours a day, seven days a week. Perot Systems shall obey all generally applicable rules and procedures at any CalPX facility of which CalPX has notified Perot

     Systems. CalPX agrees that such CalPX facilities shall comply with all applicable laws and regulations. Access and equipment requirements shall be handled through the Change Control Procedure. PSC Personnel shall receive similar technologies to those currently in use or contemplated at CalPX.

4.4 Access to Technology. CalPX shall provide Perot Systems with access to its hardware, equipment, and technology related items and services listed in
     Schedule 4.4 and such other hardware, equipment and technology related items and services as otherwise reasonably necessary for Perot Systems to perform its obligations under this Agreement (the "CalPX Technology"), CalPX shall pay all costs and expenses, including without limitation, maintenance costs, associated with the CalPX Technology.

4.5 Required Improvements. CalPX shall implement, or cause to be implemented, each of the process, infrastructure, testing and project management improvements described in Schedule 4.5, and the initiation of the maintenance windows set forth in Schedule 4.5 ("Required Improvements"). If CalPX does not implement, or cause to be implemented the Required Improvements, the provisions of Section 5.3(b) shall not apply until after the Required Improvements have been implemented. The estimates of additional expenditures, implementation times and requirements for additional Full-Time Equivalent resources set forth in Schedule 4.5 as to Required Improvements are subject to change in accordance with the Change Control Procedures. CalPX agrees to provide funding for those Required Improvements that require additional expenditures or additional external resources. Upon the request of CalPX, Perot Systems agrees to provide the additional external resources as Application Development and Business Consulting Services under this Agreement. Expenditures for hardware, software and third party services to implement the Required Improvements shall be the responsibility of CalPX.

                                    Articles
                           Payments to Perot Systems

5.1  Base Services Fees.

     (a) During the Transition Period and thereafter until the Required Improvements are completed, Perot Systems shall invoice CalPX on or before the 10th day of each month the Calculated Services Fee for each of me Core Services, the Application Development Services and the Business Consulting Services provided during the previous month. After the Transition Period and the Required Improvements have been completed, Perot Systems shall invoice CalPX on or before the 10th day of each month for (i) an amount equal to the Baseline Budget per month for the Core Services to be provided during the following month, plus
          (ii) the Calculated Services Fee for each of the Application Development Services and the Business Consulting Services provided during the previous month.

     (b) After the Transition Period and the Required Improvements have been completed, the invoice for the first month of each calendar quarter shall reflect any credit due to CalPX, and any additional amount payable by CalPX, for all adjustments to the previously invoiced amounts mat are required under this Agreement, including but not limited to any adjustments required pursuant to Section 5.3 (the "Quarterly True- Up"). Perot Systems shall not modify any previously prepared Quarterly True-Up, subject to the provisions of Section 5.8.

5.2 Additional Services Charges. During the Term, CalPX shall pay Perot Systems each month for the Additional Services the amounts agreed to by CalPX and Perot Systems at the times agreed to by Perot Systems and CalPX. Additional Services shall be provided on a time and materials basis using Perot Systems' "Standard Commercial Rates", less a 25% discount. Perot Systems may adjust the Standard Commercial Rates no more often than once per year, beginning in the second year of the Term, with 60 days advance written notice.

5.3  Performance Bonuses and Credits.

     (a) CalPX and Perot Systems have established the "Baseline Budget" set forth in Schedule 5.1, which represents CalPX's good faith projection of the fixed and variable costs and expenses that would have been incurred or paid by CalPX to perform the Core Services on a monthly basis in the absence of this Agreement, minus a level of savings projected in good faith to be achievable as a result of the Required Improvements and other improvements initiated by Perot Systems. The Baseline Budget shall be adjusted annually as provided in Section 5.6.

     (b) If during any calendar quarter in which the Calculated Service Fees for the Core Services (calculated in accordance with paragraph A of Schedule 5.1) are less than the Baseline Budget for the Core Services, as adjusted in accordance with Section

          5.6, for that calendar quarter, then Perot Systems shall credit CalPX an amount equal to one-half of the amount by which the applicable Baseline Budget exceeds such Calculated Service Fees. The credit shall be issued on the first invoice issued to CalPX following the completion of that calendar quarter; provided that no such credit shall be issued until after the Transition Period and the Required Improvements have been completed.

     (c) If during any calendar quarter the Calculated Service Fees for the Core Services (calculated in accordance with paragraph A of Schedule 5.1) are greater than the Baseline Budget for the Core Services, as adjusted in accordance with Section 5.6, for that calendar quarter, then CalPX shall pay Perot Systems an amount equal to one-half of the amount by which the applicable Calculated Service Fees exceed the applicable Baseline Budget, which amount shall be included on the first invoice issued to CalPX following the completion of that calendar quarter.

5.4 Reimbursable Expenses. CalPX shall pay or reimburse Perot Systems for its reasonable out-of-pocket travel and travel related expenses incurred in connection with its performance of the Services that arise in connection with any travel by the PSC Personnel outside of the greater Los Angeles area requested by CalPX. Notwithstanding the preceding sentence, CalPX shall not pay or reimburse Perot Systems for travel or travel-related costs incurred by PSC Personnel assigned to perform the Base Services for travel within the Los Angeles area. Unless otherwise agreed, any expenses shall be reimbursed according to CalPX Expense and Reimbursement Policy, attached as
     Schedule 5.4, as amended from time to time.

5.5 Taxes. There shall be added to any charges payable by CalPX under this Agreement, and CalPX shall pay or reimburse to Perot Systems, amounts equal to any taxes, however designated or levied based upon such charges, the Services, or this Agreement, including state and local taxes, and any taxes or amounts in lieu thereof paid or payable by Perot Systems in respect of the foregoing, excluding franchise taxes and taxes based on the net income of Perot Systems. Each party shall cooperate with the other in minimizing any applicable tax and, in connection therewith, CalPX shall provide Perot Systems any resale certificates, information regarding out-of-state use of materials, services or sales, or other exemption certificates or information reasonably requested by Perot Systems.

5.6 Cost of Living Adjustment. If the Price Index at the end of each one year period following the Effective Date ("Current Index") is higher than the Price Index at the beginning of such one year period ("Base Index"), then, effective as of the end of such one year period, all charges hereunder shall be increased by the percentage that the Current Index increased from the applicable Base Index. "Price Index" means the index entitled "Private Industry, Wages and Salaries, 12-Month Percent Change, Not Seasonally Adjusted," published by the Bureau of Labor Statistics. If the publisher of this index should stop publishing or substantially change the content or format of the index, the parties shall substitute therefor another comparable measure published by a mutually acceptable source; provided, however, that if such change is merely to redefine the base year for the Price Index to another year, the parties shall continue to use the Price Index but shall, if necessary, adjust the Base Index and Current Index as reasonably appropriate.

5.7 Time of Payment. All amounts due hereunder shall be due within 30 days after receipt by CalPX of an invoice therefor. An invoice shall be deemed to be received in accordance with the terms of Section 12.2, provided that all invoices shall be addressed to the attention of the CalPX Chief Financial Officer. CalPX shall deliver a CalPX check to the Account Manager at CalPX's offices in Pasadena on the due date and Perot Systems shall not charge CalPX for overnight courier. Amounts not paid when due shall incur interest until paid at the lesser of (i) 1.5% per month, or (ii) the maximum rate permitted by applicable law. If any amount not paid when due under this Agreement is disputed in good faith, interest shall not begin to accrue until the dispute has been resolved.

5.8 Audit of Charges. Within 30 days after me Effective Date, Perot Systems and CalPX shall agree as to the documentation that Perot Systems will provide to CalPX each month in support of its charges under this Agreement, including reimbursable expenses. Upon notice from CalPX, Perot Systems shall provide CalPX and its representatives (collectively, the "CalPX Auditors") with access to such financial records and supporting documentation as may reasonably be requested by the CalPX Auditors, and the CalPX Auditors may audit reasonable appropriate books and records of Perot Systems for the purpose of verifying that any amounts charged under this Agreement with respect to the Services are accurate and in accordance with this Agreement. If, as a result of such audit, CalPX determines that Perot Systems has overcharged or undercharged CalPX, CalPX shall notify Perot Systems of the amount of such overcharge or undercharge and Perot Systems or CalPX, as the case may be, shall promptly pay the amount due. In addition, if any such audit reveals an overcharge to CalPX of five percent or more of the aggregate amount of the invoices audited, Perot Systems shall reimburse CalPX for the cost of such audit.

5.9 Pass-Through Expenses. Perot Systems shall review all IT vendor invoices for Pass-Through Expenses, including but not limited to invoices relating to IT Procurement Services, to determine whether the charges reflected in such invoices comply in all material respects with the applicable purchase documentation or contract. After completing its review, Perot Systems shall submit an invoice to CalPX for such IT vendor invoices, together with Perot Systems' recommendation for payment, nonpayment, or partial payment, to CalPX twice per month on or about the fifth and twentieth days of the month for CalPX's review and payment. CalPX shall promptly review and pay the invoices submitted to it (or advise Perot Systems' Account Manager that an invoice is not approved, with an explanation of the reasons for not approving the invoice).

5.10 Adjustment of Budget.

     (a) During any 12-month period commencing as of the Effective Date, CalPX may, in one or more installments, reduce the Baseline Budget (as adjusted in accordance with Section 5.6) as of the beginning of such 12-month period by a percentage amount up to a percentage equal to the sum of (i) 5% (the "Reduction Percentage"), plus (ii) the aggregate number of percentage points, if any, for all of the unused portions of the Reduction Percentages with respect to all previous 12- month periods, provided that CalPX may not exercise such right to reduce the Baseline Budget until after the Transition Period and Required Improvements are completed. If during any three calendar month period commencing after the Transition Period and the Required Improvements are completed the average number of transactions settled through CalPX's settlement system during such three-month period is less than 50% of the average number of transactions settled through CalPX's settlement system during the Transition Period, CalPX and Perot Systems shall negotiate appropriate adjustments to the Baseline Budget, the number of Full-Time Equivalent PSC Personnel providing Core Services, the Service Levels, and
          Schedule 7.8 provided that the reduction in the number of transactions settled is the result of circumstances outside CalPX's reasonable control.

     (b) If CalPX elects to reduce the Baseline Budget as provided in Section 5.10(a), CalPX shall give Perot Systems at least (i) 90 days prior written notice of any budget reduction of 5% or less of the applicable Baseline Budget, (ii) 135 days prior written notice of any budget reduction of 5% to 10% of the applicable Baseline Budget, and (iii) 180 days nor written notice of any budget reduction of more than 10% of the applicable Baseline Budget. On the effective date of any reduction in the Baseline Budget, Perot Systems shall have the right to reduce the number of Full-Time Equivalent PSC Personnel performing Core Services under this Agreement, and Perot Systems and CalPX shall adjust the Service Levels and Schedule 7.8 as appropriate to reflect the staffing adjustments.

5.11 No Other Charges. There shall be no other charges payable by CalPX other than those stated in this Article 5, Schedule 5.1 and Schedule 5.2.

5-12 Fee Disputes.

     (a) Within 30 days after receiving each invoice, CalPX shall give notice to Perot Systems of any amount shown in such invoice that is reasonably disputed in good faith by CalPX, which notice shall include a reasonably detailed explanation of the disputed amount and the grounds for the dispute. CalPX's failure to pay amounts disputed in accordance with this Section 5.12 shall not be grounds for a claim of breach or suspension of work by Perot Systems so long as CalPX complies with the provisions of Section 5,12(b). CalPX shall pay any amounts to Perot Systems within five business days after such amounts are found to be payable to Perot Systems. If the aggregate disputed invoiced amounts exceed $120,000, then CalPX shall pay all such disputed amounts, on or before 30 days after giving notice of dispute, into escrow in a major United States commercial bank with which neither party has significant dealings, with interest to be allocated to the party entitled to the principal upon resolution of the dispute, which dispute shall be resolved through good faith negotiation or otherwise in accordance with Article 7.

5.13 Proration. All periodic fees under this Agreement are to be computed on a calendar month basis and shall be prorated for any partial month.

5.14 Unused Credits. Any unused credits against future payments owed to either party by the other pursuant to this Agreement shall be paid to the applicable party within 30 days after the expiration or termination of this Agreement.

5.15 Retention of Records. Perot Systems shall retain records and supporting documentation sufficient to document the Services and the fees paid or payable by CalPX under this Agreement for a period of seven years after the expiration or termination of this Agreement.


                                    Article 6
              Confidentiality, Proprietary Rights and Audit Rights

6.1  CalPX Data.

     (a) All data and information (i) provided by or on behalf of CalPX to Perot Systems in connection with the Services, (ii) obtained, developed or produced by Perot Systems as part of the Services, or
          (iii) to which Perot Systems has access as a result of providing the Services ("CalPX Data") shall remain the property of CalPX or the third party that owns such data and information. Perot Systems shall use such CalPX Data solely in connection with the activities contemplated by this Agreement. The CalPX Data shall be treated as Confidential Information of CalPX under the Agreement Perot Systems hereby irrevocably assigns, transfers and conveys, and shall cause all PSC Personnel to assign, transfer and convey, to CalPX without further consideration all of its and their right, title and interest in and to the CalPX Data.

     (b) At Perot Systems' expense, Perot Systems shall promptly correct any errors or inaccuracies in the CalPX Date and the reports delivered to CalPX under this Agreement, to the extent caused by Perot Systems. At CalPX's request and expense, Perot Systems shall promptly correct any other errors or inaccuracies in the CalPX Data or such reports.

     (c) Upon request by CalPX at any time during the Term and upon expiration or termination of the Agreement, Perot Systems shall (1) promptly return to CalPX, in the format and on the media requested by CalPX, all or any part of the CalPX Data and (2) erase or destroy all or any part of the CalPX Data in Perot System's possession, in each case to the extent so requested by CalPX, except for (i) archive and backup copies that are not readily accessible for use, and (ii) business records required by law to be retained by Perot Systems. Any archival and backup tapes containing CalPX Data shall be deemed Confidential Information of CalPX and subject to the provisions of Article 6 and shall be used by Perot Systems only for back-up and audit purposes.

6.2    Confidential Information.

       (a) Confidential Information. Each receiving party shall use at least the same degree of care, but no less than a reasonable degree of care, to avoid unauthorized disclosure or use of each disclosing party's Confidential Information, including any third party Confidential Information disclosed by the disclosing party, as it employs with respect to its own Confidential Information of similar importance. Each receiving party may disclose Confidential Information only to the other party to this Agreement and its own officers, directors, and employees and to its consultants, subcontractors and advisors who reasonably need to know it. Each receiving party shall be responsible to the disclosing party for any violation of this Agreement by its officers, directors, employees, consultants, subcontractors or advisors. No receiving party may print or copy, in whole or in part, any documents or other media containing a disclosing party's Confidential Information, other than copies for its officers, directors, employees, consultants or advisors who are working on the matter, without the prior consent of the disclosing party. No receiving party may use a disclosing party's Confidential Information for competing with the disclosing party or for any purpose not in furtherance of this Agreement. The term "Confidential Information" is defined to mean, with respect to CalPX and Perot Systems, all information, documents, records and data, in whatever form or medium (including, without limitation, (i) verbal statements summarized in writing within 10 business days,
            (ii) printed and electronic forms, (iii) handwritten notes or summaries, (iv) portions of any such items) regarding each other party's (a "disclosing party") methodologies, financial affairs, business activities and plans and records identified as confidential in CalPX's tariff, operating manual and Records Availability Policy communicated by a disclosing party to a receiving party.

       (b) Certain Permitted Disclosures. Each of Perot Systems and CalPX shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its respective officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take reasonable measures to prevent, and shall remain responsible for, the disclosure of Confidential Information of the other party in contravention of the provisions of this Agreement by such officers, agents, subcontractors (except as otherwise specifically provided in this Agreement) and employees.

       (c) Disclosures Required by Law. If a receiving party is requested, as part of an administrative or judicial proceeding, to disclose any of a disclosing party's

            Confidential Information, the receiving party shall, to the extent permitted by applicable law, promptly notify the disclosing party of such request and cooperate with the disclosing party in seeking a protective order or similar confidential treatment for such Confidential Information. The seeking of protective orders shall be at the expense of the party whose Confidential Information is at issue.

       (d) Exclusions. Confidential Information shall not include information that (1) was known by the receiving party without an obligation of confidentiality prior to its receipt from the disclosing party, (2) is independently developed by the receiving party without reliance on Confidential Information, (3) is or becomes publicly available without a breach of this Agreement by the receiving party, (4) is disclosed to the receiving party by a third person who is not required to maintain its confidentiality, or (5) is required to be disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control of the receiving party.

       (e) Obligations upon Termination or Expiration. Promptly after the expiration or termination of this Agreement, except as provided in
            Section 6.5 with respect to the Developed Software, each receiving party shall return or, with the consent of the disclosing party, destroy all "the disclosing party's Confidential Information, including any third party Confidential Information in the hands of either party, except for (i) archive and backup copies that are not readily accessible for use, and (ii) business records required by law to be retained by the receiving party.

       (f) Certain Privileged Information. Perot Systems acknowledges that CalPX may assert that certain documents, data and databases created by Perot Systems as part of the Operations Services provided under this Agreement and all communications related thereto (collectively, "Privileged Work Product") are subject to certain privileges under applicable law, including the attorney-client privilege, and may seek to protect such Privileged Work Product from disclosure by Rule 26 of the Federal Rules of Civil Procedure or other applicable rules or laws. CalPX shall notify Perot Systems of any Privileged Work Product to which Perot Systems has or may have access. After Perot Systems receives such notice, Perot Systems shall use reasonable commercial efforts to limit access to such Privileged Work Product solely to those PSC Personnel for whom such access is required to fulfill Perot Systems' obligations under this Agreement. If Perot Systems is requested to provide any third party with access to Privileged Work Product, Perot Systems shall, to the extent permitted by applicable law, promptly notify CalPX and take, at CalPX's expense, such reasonable actions as may be requested by CalPX to resist providing such access. Perot Systems shall have the right, at CalPX's expense, to retain independent legal counsel in connection with any such request. If Perot Systems is ultimately required, pursuant to an order of a court or other authority reasonably believed by Perot Systems to be of competent jurisdiction, to disclose Privileged Work Product, Perot Systems shall have no liability under this Agreement in connection with such disclosure.

       (g) Internal Audits. Perot Systems may periodically perform, or cause to be performed, internal compliance reviews of its activities under this Agreement. The specific findings of these reviews other than those performed under this Agreement, whether performed by Perot Systems or a third person, shall be deemed Privileged Work Product and Perot Systems shall not be required to disclose such findings to CalPX under any circumstances.

6.3 CalPX Proprietary Software. CalPX Proprietary Software shall be and remain the property of CalPX, and Perot Systems shall have no rights or interests therein except as required to perform the Services or as otherwise provided in this Agreement.

6.4    Perot Systems Software and Perot Systems Tools.

       (a) Any software that is proprietary to Perot Systems that Perot Systems uses or to which Perot Systems provides CalPX access ("Perot Systems Software") and any tools or methodologies which are proprietary to Perot Systems and used in connection with the activities contemplated by this Agreement ("Perot Systems Tools"), including any modifications to any Perot Systems Software or Perot Systems Tools, shall be and remain the property of Perot Systems, and CalPX shall have no rights or interests therein, except as otherwise provided in this Agreement.

       (b) Perot Systems shall provide CalPX, Affiliates of CalPX and CalPX Partners with access to the Perot Systems Software, Perot Systems Tools and Perot Systems' Third Party Software and Third Party Tools used in connection with the Services during the Term to the extent such access is necessary for CalPX or its Affiliates to receive the Services. Upon request, CalPX shall have the right to approve the Perot Systems Software, Perot Systems Tools and Third Party Software and Third Party Tools prior to their use by Perot Systems in connection with the Services.

       (c) Upon termination or expiration of this Agreement, at the request of CalPX, Perot Systems shall grant to CalPX, Affiliates of CalPX and CalPX Partners, and the first successor provider of the Services, a license to access, use, operate, modify and enhance for CalPX or its Affiliate's business operations any Perot Systems Software or Perot Systems Tools then being used to provide the Services at Perot Systems' then prevailing commercial rates and terms, provided that Perot Systems shall not be obligated to grant any license rights with respect to any such software and tools to Electronic Data Systems Corporation, Computer Sciences Corporation, Andersen Consulting LLP or any of their Affiliates for any period in excess of 180 days.

       (d) At the request of CalPX, Perot Systems will commercially reasonable efforts to obtain for CalPX, Affiliates of CalPX and CdIPX Partners, and the first successor provider of the Services, after the expiration or termination of the Agreement license rights from the applicable third parties to access, use, operate, modify and enhance any Third Party Software and Third Party Tools being used by Perot Systems to provide the Services as of expiration or termination of this Agreement.

6.5    Rights in Developed Software.

       (a) Except as otherwise agreed in this Article 6, CalPX shall acquire all right, title and interest in and to all Work Product produced under this Agreement, including but not limited to all trade secrets, copyrights, patents and other intellectual property rights in and to such Work Product. Except as otherwise agreed in this
            Article 6, Perot Systems hereby irrevocably assigns, transfers and conveys, and shall cause all PSC Personnel to assign, transfer and convey, to CalPX without further consideration all of its and their right, title and interest in and to such Work Product. Perot Systems acknowledges, and shall cause all PSC Personnel to acknowledge, that CalPX and the successors and permitted assigns of CalPX shall have the right to obtain and hold in their own name the intellectual property rights referred to above in and to such Work Product including all rights of patent, copyright, trade secret or other proprietary rights. Perot Systems agrees to execute, and shall cause all PSC Personnel to execute, any documents or take any other actions as may reasonably be necessary, or as CalPX may reasonably request, to perfect or register CalPX's ownership of any such Work Product.

       (b) All Perot Developed Software and related Documentation shall be owned by Perot Systems. To the extent that any of the Perot Developed Software and related Documentation is deemed a "work for hire" by operation of law, except as otherwise provided in this
            Article 6, CalPX hereby assigns, transfers and conveys, and shall cause CalPX Affiliates and agents to assign, transfer and convey, to Perot Systems without further consideration all of its and their right, title and interest in and to such Perot Developed Software and related Documentation including all rights of patent, copyright, trade secret or other proprietary rights. CalPX acknowledges that Perot Systems and the successors and permitted assigns of Perot Systems shall have the right to obtain and hold in their own names such intellectual property rights in and to the Perot Developed Software and related Documentation. CalPX agrees to execute any documents or take any other actions as may be necessary, or as Perot Systems may reasonably request, to perfect Perot Systems* ownership of or register such intellectual property rights in any Perot Developed Software and related Documentation.

            (i) Unless otherwise agreed in this Article 6, Perot Systems shall grant and hereby does grant to CalPX, subject to the terms of this Article 6 and the terms and condition of any license or similar agreement relating to party Embedded Software, a fully paid-up, worldwide, non-exclusive, non-transferable (except as provided in this Agreement) and perpetual license to use, copy, maintain, and modify the Perot Developed Software, Embedded Software and related Documentation for CalPX's use in connection with its own operations. For purposes of this Section 6.5, CalPX's operations shall include the operations of any Affiliate of CalPX and other third parties (i) to whom CalPX provides services in addition to any sublicense of software; or (ii) in whom CalPX has an ongoing equity interest ("CalPX Partners"). CalPX shall be permitted to sublicense such rights to its Affiliates and CalPX Partners. The license granted in this paragraph shall include a non-transferable (except as provided in the Agreement) and perpetual license to use and practice any and all inventions of Perot Systems embedded in any Perot Developed Software, Embedded Software or related Documentation (including those covered by patents and patent applications at any time).

            (ii) Perot Systems shall provide CalPX with one or more copies of the source code, source code documentation, and other documentation that is reasonably necessary to enable CalPX to enjoy the benefits of the license granted in this Article 6.

            (iii) Unless otherwise specifically agreed in writing by CalPX,
                  Perot Systems shall not license or otherwise use, copy, maintain or modify, or authorize any third party to use, copy, maintain or modify Work Product that is prepared under this Agreement to provide or market electricity services in any Restricted Territory (defined below), during the period while the Work

                  Product is being developed and for a period of one (1) year following the expiration or termination of this Agreement. For purposes of this paragraph, the term "Restricted Territory" means the geographic region covered on the Effective Date by the Western Systems Coordinating Council (WSCC), the Electric Reliability Council of Texas (ERCOT), or the Southwest Power Pool (SPP).

       (c) The term "Embedded Software" is defined to mean pre-existing software that is licensed by CalPX or Perot Systems from a third party or owned by Perot Systems that is embedded in or is necessary to operate the Developed Software. Perot Systems shall retain its rights to any Embedded Software that is owned by Perot Systems, but grants to CalPX the license rights referred to in paragraph (b) above, provided that if any Embedded Software is owned by a third party, then the terms of the applicable license shall define each party's rights to such Embedded Software.

6.6    Know-How.

       (a) CalPX acknowledges that, prior to the Effective Date, Perot Systems has acquired, conceived, developed or licensed, and after the Effective Date shall continue (both independently and as a result of performing services under this Agreement) to acquire, conceive, develop or license, certain architectures, concepts, industry knowledge, techniques and template works of authorship which embody copyrights, inventions, trade secrets and other intellectual property (collectively, "Know-How") relating to the types of services to be performed for CalPX under this Agreement. CalPX desires Perot Systems to apply its Know-How in connection with the Services, and acknowledges that performance of the Services shall enhance and expand the Know-How. Accordingly, Perot Systems may (1) develop or distribute products or perform services similar to the Work Product (including the Deliverables and the Documentation), and
            (2) use its Know-How to develop or distribute products or to perform services for any other person, provided that (i) no such activity violates the other provisions of this Article 6, (ii) the Know-How does not contain any Confidential Information of CalPX and (iii) use of the Know-How does not misappropriate any trade secret rights or infringe upon any other copyright, patent or other proprietary rights of CalPX. To the extent necessary to enjoy the rights described in this Section 6.6, Perot Systems shall retain, whenever intellectual property rights are assigned to CalPX under this Agreement, (i) a royalty-free, perpetual, worldwide license to use, modify and practice any and all inventions of PSC Personnel embedded in any Work Product, Perot Developed Software or related Documentation (including those covered by patents and patent applications at any time) and (ii) the copyright in any templates that form the basis for the Work Product (but not the copyright in the Work Product derived from the template).

       (b) Perot Systems acknowledges that, prior to the Effective Date, CalPX and its employees have acquired, conceived, developed or licensed, and after the Effective Date shall continue to acquire, conceive, develop or license, certain Know-How. Perot Systems acknowledges and agrees that nothing in this Agreement shall restrict in any manner the right of CalPX to use any such Know-How in any manner.

6.7 Audit of CalPX's Business. Perot Systems shall provide reasonable support to CalPX in connection with an audit of CalPX's business as Additional Services. Perot Systems shall not be obligated by this Agreement to disclose to CalPX or any other person or entity any information which is not reasonably necessary to conduct an audit of CalPX's business, nor shall Perot Systems be obligated to divulge any Confidential Information of Perot Systems or any third party, except as may be required under applicable law. In no event shall Perot Systems be obligated to disclose any Confidential Information to any competitor, or Affiliate of a competitor, of Perot Systems. CalPX may utilize third parties to conduct such audit subject to such third party or parties entering into a confidentially agreement reasonably satisfactory to CalPX and Perot Systems.

6.8 Data Security. Perot Systems shall establish and maintain mutually agreed safeguards against the destruction, loss, or alteration of the CalPX Data in the possession of Perot Systems. Perot Systems shall only have access to the CalPX production data on an as-needed basis. In the event any PSC Personnel discover or are notified of a material breach or potential material breach of security of the CalPX Data, Perot Systems shall immediately (1) notify the CalPX Representative of the same and (2) if the CalPX Data was in the possession of Perot Systems or PSC Personnel, as part of the Services, Perot Systems shall investigate the breach or potential breach. In addition, at CalPX's request, Perot Systems shall promptly provide CalPX Data security reports to CalPX in a form to be agreed upon by CalPX and Perot Systems.

6.9 Safety and Security Procedures. Perot Systems shall maintain and enforce mutually agreed physical security standards and procedures at each of the service locations and comply with CalPX environmental and physical security procedures in effect at the CalPX service locations.

6.10 Security Relative To CalPX Competitors. If Perot Systems intends to provide the Services from a service location that is shared with (1) a third party or (2) any part of the business of Perot Systems that competes with the business of CalPX, then, prior to providing any of the Services from such service location, Perot Systems shall develop a process, subject to CalPX's prior approval, to restrict access to the systems in any shared environment in a manner that prevents persons other than PSC Personnel from having access to CalPX's Confidential Information.

                                   Article 7
                       Performance Review and Termination

7.1 Performance Review. The Account Manager and CalPX Representative shall meet as often as reasonably requested by either party to review the performance of the parties under this Agreement. Each party shall bear its own costs and expenses incurred in connection with such review.

7.2 Dispute Resolution. If any continuing dispute between the parties is not resolved after reasonable attempts to resolve such dispute are made by either party, then, upon the written request of either party, each party shall appoint an officer who does not spend most of his or her time on activities relating to this Agreement, to meet with the other party's officer for the purpose of resolving the dispute. The officers shall negotiate in good faith to resolve the dispute without the necessity of any formal proceeding. During the course of such negotiations, all reasonable requests made by one party to the other for information shall be honored.

7.3 Arbitration. Any dispute that is not resolved through negotiation pursuant to Section 7.2 shall be settled through mandatory binding arbitration in accordance with the dispute resolution procedures described in Schedule 9 of CalPX's Tariff and the CalPX's "Supplemental Procedures for California Power Exchange Disputes", as shown in Schedule
       7.3 (the Supplemental Procedures for California Power Exchange Disputes) administered by the American Arbitration Association, as amended from time to time (which tariff provisions are incorporated into and made part of this Agreement as if set forth in full). Such arbitration shall be final and binding in accordance with the following:

       (a) American Arbitration Association Rules. Except as specified below or otherwise agreed in writing, the arbitration shall be conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association.

       (b) Demands and Counterclaims. Any demand for arbitration or any counterclaim shall specify in reasonable detail the facts and legal grounds forming the basis for the claimant's request for relief, and shall include a statement of the total amount of damages claimed, if any, and any other remedy sought by the claimant.

       (c) Panel and Location. The arbitration shall be conducted by an arbitration panel consisting of a single neutral arbitrator selected in accordance with those Commercial Arbitration Rules. The arbitration proceedings shall take place in Los Angeles, California.

       (d) Panel Actions. The arbitration panel may render awards of monetary damages, direction to take or refrain from taking action, or both. However, the arbitration panel may not award monetary damages in excess of the damages allowed pursuant to Article 8 or 9. The arbitration panel may, at its discretion, require any party to the arbitration to reimburse any other party to the arbitration for all or any part of the expenses of the arbitration paid by the other party and the attorneys' fees and other expenses reasonably incurred by the other party in connection with the arbitration. Judgement upon the award rendered in the arbitration may be entered in any court of competent jurisdiction.

7.4 Termination for Cause. If either party (i) breaches any of its material obligations under this Agreement (excluding CalPX's obligation to pay Perot Systems) or (ii) repeatedly breaches any of its other obligations and the effect of any such repeated breaches is material, and the breaching party fails to cure any such breach within 30 days (or such longer period, not to exceed 60 days, if such breach can not be reasonably cured within such 30 day period and the breaching party commences to cure such breach upon receipt of notice and diligently pursues a cure for such breach) after receipt of written notice from the other party identifying such breach, then the nonbreaching party may terminate this Agreement by providing the breaching party with prior written notice of termination.

7.5 Termination for Non-Payment. If CalPX fails to pay Perot Systems any undisputed amounts due hereunder and fails to cure such nonpayment within 10 days after receipt of written notice from Perot Systems identifying such nonpayment, then Perot Systems may terminate this Agreement by providing CalPX with prior written notice of termination.

7.6 Termination for Insolvency. ANY LICENSE CONTEMPLATED BY THIS AGREEMENT SHALL BE DEEMED AN EXECUTORY CONTRACT UNDER SECTION 365(n) OF TITLE 11 TO THE U.S. BANKRUPTCY CODE AND SHALL REMAIN IN FULL FORCE AND EFFECT UPON THE LICENSEE'S ELECTION AND THE LICENSEE'S SUBSTANTIAL PERFORMANCE HEREUNDER, NOTWITHSTANDING ANY BANKRUPTCY OR INSOLVENCY OF THE LICENSOR.

       If either party is unable to pay its debts generally as they come due or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party may, by giving prior written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

7.7    Termination for Convenience.

       (a) CalPX may terminate this Agreement for convenience effective as of any time after the second anniversary of the Effective Date by (i) giving Perot Systems notice of the termination at least 180 days prior to the termination date specified in the notice, and (ii) paying a termination fee in accordance with this Section 7.7 in the event the date of termination is a date prior to the end of the Initial Term.

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       (b)    The aggregate termination fee payable by CalPX in the event of a termination for convenience pursuant to this Section 7.7 prior to the end of the Initial Term shall equal an amount equal to $6,575.34 times the number of calendar days remaining between the termination date and the end of the Initial Term. Fifty percent of such termination fee shall be payable 90 days following delivery of such termination notice, and shall be paid in accordance with
              Section 5.7. The remaining 50% shall be due on the termination date and shall be paid in accordance with Section 5.7. In the event of an extension of this Agreement beyond the Initial Term, the parties shall negotiate the availability of a termination for convenience right and any related fee, if any.

       (c) If CalPX exercises its right under this Section 7.7, Perot Systems shall, not later than 60 days after the termination date, invoice CalPX for the Make-Whole Costs and CalPX shall pay the Make-Whole Costs within 30 days after receiving the invoice. For purposes of this Section 7.7, "Make-Whole Costs" means all reasonable out-of-pocket direct costs and expenses resulting from the early termination of this Agreement, such as and by way of example only:
              (i) equipment lease termination penalties, prorated over a period of the lesser of the Term or the entire lease term during the Term, and (ii) "amortized equipment and software costs (subject to CalPX's right to elect to take delivery or transfer of such equipment or software at Perot Systems' then book value), less
              (iii) any savings realized by Perot Systems in connection with CalPX's exercise of its rights under this Section 7.7. Each party will use reasonable commercial efforts, and will cooperate with the other party or its designee, to minimize the Make-Whole Costs.

7.8    Termination for Causing Failure of Critical Services. If Perot Systems
       (1) as a result of a breach of its obligations under this Agreement causes the failure of any specific Critical Service described in Schedule
       7.8 and (2) does not cure such failure with a permanent solution within the number of hours identified in Schedule 7.8 as the applicable cure period, after receipt of a notice from CalPX with respect to such failure, more than the number of disruptions in a six month time period set forth in Schedule 7.8 for that Critical Service, then CalPX may, upon notice to Perot Systems, terminate this Agreement, in whole or in part, as of the termination date specified in the notice. For the purposes of this Section 7.8, such failures caused by Perot Systems shall not be counted as a disruption (i) during the Transition Period, (ii) prior to the date a disaster recovery solution is completed, (iii) to the extent the failure of a Critical Service is caused by the failure to complete all Required Improvements, (iv) in connection with any failure caused by a server that has not had its scheduled maintenance window made available by CalPX during the 30 day period prior to the disruption, (v) if Perot Systems' inability to cure the failure is caused by any third party's failure or inability to provide software, hardware or services necessary for Perot Systems to cure the failure, (vi) in connection with any failure of a Critical Service caused by the installation of new hardware or software that occurs within 30 days after such installation, or (vii) in connection with any failure to provide a Critical Service caused by a Force Majeure Event.

7.9 Force Majeure Termination Provision. If any Force Majeure Event prevents, hinders or delays performance of the Services for seven days, in the case of Critical Services, or more than 30 days, in the case of all other Services, CalPX may procure such Services from an alternate source. If the Force Majeure Event continues to prevent, hinder or delay performance of the Services for more than 30 days, in the case of Critical Services, or more than 45 days, in the case of all other Services, and CalPX can obtain such Services from a third party, then CalPX may terminate this Agreement, in whole or in part, as of a date specified by CalPX in a termination notice to Perot Systems. If CalPX terminates this Agreement pursuant to this Section 7.9, such termination will be CalPX's sole remedy, and Perot Systems shall have no liability for damages or otherwise to CalPX, in connection with the unavailability of any Services as a result of any of the designated Force Majeure Events.

7.10 Continuity of Services. Perot Systems acknowledges that the timely and complete performance of its obligations pursuant to this Agreement is critical to the business and operations of CalPX. Accordingly, in the event of a dispute between CalPX and Perot Systems, Perot Systems shall continue to so perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof so long as CalPX continues to comply with the terms of Article 5.

7.11   Transition Obligations.

       (a) Transition Assistance. During the Transition Assistance Period (hereinafter defined), Perot Systems shall provide to CalPX the Transition Assistance described below as reasonably requested by CalPX ("Transition Assistance"). The term "Transition Assistance Period" is defined as (i) if this Agreement expires under Section 1.3, the six month period after the expiration date or termination date, as the case may be, or (ii) if this Agreement is terminated under Sections 7.4, 7.5,7.6, 7.7, 7.8 or 7.9 the period beginning on the date on which a notice of termination is delivered by either party through the termination date or, upon CalPX's written request prior to the termination date, through the date six months after the termination date. The Transition Assistance to be provided to CalPX by Perot Systems shall consist of the following:

              (i) Continuing to perform any or all of the Services then being performed by Perot Systems.

              (ii) Working with CalPX to develop a plan for the transition of services from Perot Systems to CalPX or another third party provider.

              (iii) Providing training for personnel of CalPX in the performance of the Services then being transitioned to CalPX.

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


              (iv) With respect to any equipment owned by Perot Systems and used solely to perform the Services, CalPX may purchase any such equipment at Perot Systems' then-current book value on an "as is -- where is" basis. With respect to any equipment leased by Perot Systems and used solely to perform the Services, subject to the terms of any applicable lease, Perot Systems shall assign to CalPX Perot Systems' rights and obligations with respect to any such equipment leased by Perot Systems; provided, however, that the lessor under the lease agrees to release Perot Systems from all liability under me lease as of the date of assignment.

              (v) With respect to any third party services acquired by Perot Returning Systems and used solely to perform the Services, subject to the terms of any applicable third party services agreement, Perot Systems shall assign to CalPX Perot Systems' rights and obligations with respect to any such third party services used by Perot Systems; provided, however, that such third party service provider under the third party service agreement agrees to release Perot Systems from all liability arising under the third party service agreement after the date of assignment

              (vi) Returning CalPX Proprietary Software, delivering and installing software and tools licensed to CalPX by Perot Systems, delivering and installing Developed Software and Work Product, delivering CalPX Data in a format specified by CalPX and cooperating with CalPX and a successor third party service provider.

              (vii) CalPX shall have the opportunity to offer employment to Transitioned Employees and any replacements for the Transitioned Employees and any other PSC Personnel who are providing Services to CalPX upon expiration or termination of this Agreement. Perot Systems shall provide CalPX with reasonable access to such PSC Personnel to enable CalPX to meet with, solicit and hire such PSC Personnel. Perot Systems shall waive any non-competition or similar provisions of any agreements or benefit plans that may prevent or inhibit the PSC Personnel from being hired by CalPX, except that Perot Systems shall have no obligation to modify vesting, participation or similar terms in any stock option agreements or stock purchase program agreements.

       (b) Payment for Transition Assistance. CalPX shall pay Perot Systems for such Transition Assistance on a time and materials basis at Perot Systems' then-standard commercial billing rates (less a discount of 25% in the case of a termination under Sections 7.4, 7.6, 7.8 or 7.9) or on any other mutually acceptable basis. Notwithstanding Section 5.8, CalPX shall pay Perot Systems for any Transition Assistance in advance on the first day of each month of the Transition Assistance Period an amount equal to Perot Systems' reasonable estimate of the total amount payable to Perot Systems for such Transition Assistance for that month adjusted, as necessary, to reflect the reconciliation based on the actual charges for Transition Assistance provided during the prior month. Perot Systems shall provide CalPX with an invoice each month evidencing the estimate of the total amount payable to Perot Systems for Transition Assistance for the next month and a reconciliation with the actual charges for the Transition Assistance provided to CalPX during the prior month.

7.12 Force Majeure. If and to the extent that a party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party (each, a "Force Majeure Event"), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the non-performing, hindered or delayed party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such party continues to use all commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

                                    Article 8
                                   Indemnities

8.1    Bodily Injury and Property Damage Indemnity.

       (a) By Perot Systems. Perot Systems agrees to indemnify, defend and hold harmless CalPX and its Affiliates from and against all Losses arising out of or relating to the death or bodily injury of any agent, employee, consultants, subcontractors, contractors, customer or visitor or damage to property caused by the acts or omission of Perot Systems.

       (b) By CalPX. CalPX agrees to indemnify, defend and hold harmless Perot Systems from and against all Losses arising out of or relating to the death or bodily injury of any agent, employee, consultants, subcontractors, contractors, customer or visitor or damage to property caused by the acts or omission of CalPX.

8.2    Intellectual Property Indemnity.

       (a) By Perot Systems. Perot Systems agrees, at its expense, to indemnify, defend and hold harmless CalPX and its Affiliates from and against any and all claims, damages, demands, liabilities, costs and expenses, including reasonable attorneys' fees and expenses ("Losses") resulting from, arising out of or relating to any third party claims brought against CalPX or its Affiliates alleging that any Work Product, Developed Software, Perot Systems Software, Perot Systems Tools or the Services infringe a third person's copyright , patent, trade secret or other intellectual property right (except as may have been caused by CalPX, including any infringement caused by any method or process required to meet the specifications as requested by CalPX.)

       (b) By CalPX. CalPX agrees, at its expense, to indemnify, defend and hold harmless Perot Systems from and against any Losses resulting from, arising out of or relating to any third-party claims brought against Perot Systems alleging that Perot Systems' use, in accordance with the terms of this Agreement, of CalPX Proprietary Software infringes a third person's copyright, trade secret, patent or other intellectual property right (except as may h-nw been caused by Perot Systems).

       (c) Mitigation. Upon receiving notice of an infringement claim, the indemnitor may, in its sole discretion, (i) modify the allegedly infringing item to be non-infringing without materially impairing its functionality, (ii) replace the allegedly infringing item with a noninfringing item of substantially equivalent functionality, or
              (iii) obtain for the indemnitee the right to continue to use the item in accordance with the terms of this Agreement.

8.3    Employment Indemnity.

       (a) Indemnification by Perot Systems. Perot Systems agrees to indemnify, defend and hold harmless CalPX against any and all Losses arising out of or relating to any Transitioned Employee, attributable to any period commencing on or after the date on which such Transitioned Employee accepts employment with Perot Systems and arising out of Perot Systems' employment of that Transitioned Employee, including without limitation claims relating to salary, employee benefits, employment taxes and other payments in connection therewith, but excluding claims relating to agreements, arrangements or commitments made by CalPX with or to that Transitioned Employee.

       (b) Indemnification by CalPX. CalPX agrees to indemnify, defend and hold harmless Perot Systems from any and all Losses arising out of or relating to any Transitioned Employee or Non-Transitioned Employee, attributable to any period during which such Transitioned Employee or Non-Transitioned Employee was employed by

              CalPX and arising out of CalPX's employment of that Transitioned Employee or Non-Transitioned Employee, including without limitation claims relating to salary, employee benefits, and other payments in connection therewith, but excluding any claims relating to agreements, arrangements, or commitments made by Perot Systems with or to that Transitioned Employee or Non-Transitioned Employee.

8.4 CalPX's Business Risk Indemnity. To the extent, and only to the extent, CalPX's insurance carriers cover CalPX's obligations under this Section 8.4, CalPX shall indemnify, defend and hold Perot Systems harmless from any and all Losses resulting from, arising out of or relating to any third party claims by CalPX's participants and vendors relating to any duties or obligations of CalPX to such third parties.

8.5 Other Perot Systems Indemnities. Perot Systems agrees, at its expense, to indemnify, defend and hold harmless CalPX from and against all Losses resulting from, arising out or relating to any claims:

       (a) relating to any duties or obligations of Perot Systems or its agents in respect of a third party or any subcontractor of Perot Systems;

       (b)    relating to Perot System's breach of Section 6.2; or

       (c)    relating to Perot System's breach of Section 6.1.

8.6 Indemnification Procedures. With respect to third-party claims subject to the indemnities set forth in this Article, the indemnitee shall notify the indemnitor promptly of any matters in respect of which the foregoing indemnity may apply and of which the indemnitee has knowledge and shall give the indemnitor full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to the settlement thereof, provided that the indemnitee shall have the right to approve any settlement or any decision not to defend, which approval shall not be unreasonably withheld. The indemnitee's failure to promptly give notice shall affect the indemnitor's obligation to indemnify the indemnitee only to the extent that the indemnitor's rights are materially prejudiced thereby. The indemnitee may participate, at its own expense, in any defense and any settlement directly or through counsel of its choice. If the indemnitor elects not to defend, the indemnitee shall have the right to defend or settle the claim as it may deem appropriate, at the cost and expense of the indemnitor, which shall promptly reimburse the indemnitee for such costs, expenses and settlement amounts.

                                    Article 9
                                    Liability

9.1 Limitation of Liability. Each party's liability for damages under this Agreement shall not exceed, in the aggregate, an amount equal to the Service Fees actually paid by CalPX to Perot Systems during the first nine months after the Effective Date.

9.2 Limitation on Type of Damages. Each party shall only be liable for the direct damages of the other party. The measure of damages payable by a party shall not include, and a party shall not be liable for, any amounts for me indirect, incidental, reliance, special, consequential (including without limitation lost profits, income or revenue) or punitive damages of the other party or any third parties, whether in tort or contract, and whether or not such damages are foreseen or unforeseen.

9.3    Exclusions.

       (a)    The limitation or exculpation of liability set forth in Section
              9.1 shall not apply to (i) a party's obligations to make payments to the other party under Section 5 of this Agreement, or (ii) except for indemnification claims under Section 8.1 relating to damage to data or information, indemnification claims under
              Article 8.

       (b)    The limitation or exculpation of liability set forth in Section
              9.2 shall not apply to (i) a party's obligations to make payments to the other party under Section 5 of this Agreement, (ii) indemnification claims under Article 8 for Losses that are (A) final judgments or awards obtained by a third party against the indemnified party by a court or arbitrator of competent jurisdiction and any settlements to which the indemnifying party agrees in writing (which shall be considered direct damages for purposes of this Agreement), or (B) damages to tangible personal or real property (excluding any data or information) or (iii) indemnification claims under Section 8.5.

9.4 Year 2000 Problems. Except as set forth in this Section 9.4, Perot Systems shall have no obligation under this Agreement to (i) identify, correct or resolve or any problem caused by the failure of any CalPX Software, CalPX Vendor Software or CalPX Technology to record, store, process, or present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality and accuracy, as performed on or before December 31, 1999; (ii) provide a century indicator on all dates produced therein as output or results from its operation; (iii) abnormally end or generate an incorrect result when performing date calculations involving either a single century or multiple centuries; (iv) sort all files in an accurate sequence when sorted by date and read and write in an accurate sequence when the date is used as the key for such reading or writing; and (v) be capable of determining leap years. In addition, Perot Systems shall have no liability to CalPX for Perot Systems' inability to perform its obligations under this Agreement as a result of any failure of the type or nature described above. Notwithstanding anything to the contrary in this Section 9.4, upon request by CalPX, Perot Systems shall assign PSC Personnel to identify, correct or resolve Y2K problems provided that no such actions shall materially affect the ability of Perot Systems to provide the Services.

                                   Article 10
                                    Warranty

10.1   By Perot Systems. Perot Systems warrants and covenants to CalPX that:

       (i) the Services shall be performed by qualified personnel in a manner consistent with good practice in the information technology services industry; and

       (ii) in providing the Services, Perot Systems and the PSC Personnel shall comply in all material respects with all federal, state, and local laws and regulations that apply to, and obtain all material permits and licenses that pertain to, the provision of the Services generally.

       If Perot Systems breaches this Section 10.1, it shall supply services to correct or replace the work at no charge THE REMEDY SET FORTH IN THIS PARAGRAPH 10.1 IS CALPX'S EXCLUSIVE REMEDY FOR BREACH OF THE WARRANTY IN
       SECTION 10.1(i); PROVIDED THAT THE FORGOING SHALL NOT LIMIT ANY OTHER RIGHT OR REMEDY OF CALPX IN RESPECT OF ANY OTHER BREACH OF ANY PROVISION OF THIS AGREEMENT BY PEROT SYSTEMS.

10.2   By Each Party. Each party warrants that:

       (a) it is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation,

       (b) it has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement,

       (c) the execution, delivery, and performance of this Agreement has been duly authorized by such party and shall not conflict with, result in a breach or constitute a default under any other agreement to which it is a party,

       (d) no approval, authorization, or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, and

       (e) there is no outstanding litigation, arbitrated matter or other dispute to which it is a party which, if decided unfavorably to it, would reasonably be expected to have a material adverse effect on its ability to fulfill its obligations under this Agreement.

10.3   Disclaimer of Warranty.

       (a) IF PEROT SYSTEMS ACQUIRES ANY THIRD-PARTY SOFTWARE, HARDWARE OR SERVICES FOR CALPX UNDER THIS AGREEMENT AT THE REQUEST OF CALPX, PEROT SYSTEMS SHALL PROVIDE SUCH THIRD-PARTY SOFTWARE, HARDWARE OR SERVICES ON AN "AS IS" BASIS, BUT PEROT SYSTEMS SHALL USE REASONABLE COMMERCIAL EFFORTS TO ASSIST CALPX IN ENFORCING ANY THIRD-PARTY WARRANTY AND SHALL PASS THROUGH TO CALPX THE BENEFIT OF ANY SUCH WARRANTY.

       (b) EXCEPT AS MAY BE SPECIFICALLY PROVIDED IN THIS AGREEMENT, EACH PARTY DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF THE MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY RESOURCES, SERVICES OR MATERIALS PROVIDED PURSUANT TO THIS AGREEMENT. '

       (c) PEROT SYSTEMS DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES THAT ANY SERVICES PROVIDED UNDER THIS AGREEMENT SHALL IDENTIFY OR RESOLVE CALPX'S YEAR 2000 PROBLEM AREAS. PEROT SYSTEMS SHALL NOT BE LIABLE FOR ANY FAILURE TO IDENTIFY OR CORRECT CALPX'S YEAR 2000 PROBLEM AREAS REGARDLESS OF THE FORM OF THE CLAIM, EXCEPT FOR PEROT SYSTEMS OBLIGATIONS TO PROVIDE SERVICES DESCRIBED IN SECTION 9.4.

10.4   Certain Covenants.

       (a)    Viruses.

              (i) Each party shall use reasonable commercial efforts to prevent any software viruses or other surreptitious software codes (collectively, "Virus") from being introduced into the Systems. Perot Systems shall evaluate, recommend and maintain up-to-date, subject to CalPX's approval, virus detection and removal products to be used in connection with the Systems, on a mutually satisfactory periodic basis.

              (ii) If a Virus is introduced into a System, each party shall use reasonable commercial efforts to identify and neutralize such Virus and to mitigate any adverse effect of such Virus, and Perot Systems shall repair or restore, as soon as, and to the extent, reasonably practicable any data, information or Systems damaged by such Virus. The priority and intensity of the efforts undertaken by the parties to identify and neutralize the Virus, and to repair or restore any affected data, information or systems, shall be determined by CalPX based on its evaluation of the situation, based on such factors as it deems appropriate, including but not limited to, the number of sites affected, the severity of the damage being caused, and the relative importance of the Systems affected.

       (b) Perot Systems shall not, without the prior consent of CalPX, intentionally introduce into any System or intentionally invoke any code which is intended to disable or wrongfully impair or shut down such System.

                                   Article 11
                                   Insurance

11.1   Insurance.

(a) Prior to the commencement of performance of Services under this Agreement, Perot Systems shall procure and maintain in full force and effect during the Term of this Agreement, and any extention hereof, the following insurance policies:

       (i) Commercial general liability insurance with limits of at least one million dollars ($1,000,000.00) combined single limits per occurrence and general aggregate for (a) bodily injury and property damage, (b) completed operations, (c) blanket contractual, and (d) contractor's protective liability on such terms and in such amounts as are satisfactory to CalPX.

       (ii) Commercial automobile liability insurance policy with combined single limits of $1,000,000 for bodily injury and property damage for each occurrence, and with coverage for non-owned vehicles.

       (iii) Workers' Compensation in statutory required amounts under applicable state Workers Compensation laws, and employers liability insurance with a policy limit of at least $500,000; and

       (iv) Computer Services errors and omissions liability insurance with limits of at least one million dollars ($1,000,000.00) per claim and aggregate.

(b) The policies shall state that they afford primary coverage and the commercial general liability and the commercial automobile liability insurance shall name CalPX as an additional insured for loss or liability pursuant to the above indemnity occurring during activity or performance under this Agreement, including costs of defending such claim.

(c) CalPX reserves the right to increase or decrease the coverage upon giving thirty days written notice to Perot Systems.

(d) Perot Systems shall, within 15 days of the signing of this Agreement, famish to CalPX certificates of insurance certifying the above insurance coverage or renewals thereof. All insurance policies shall bear endorsement providing that the policies cannot be cancelled or materially restricted without 30 days prior written notice to CalPX.

(e) In the absence of the required certificates of insurance evidencing at least the minimum types and amounts of insurance, CalPX may, at its option: (i) procure insurance with collection rights for premiums, attorney's fees and costs against Perot Systems by way of set-off or recoupment from sums due Perot Systems, at CalPX's option; or (ii) terminate this Agreement under the terms of Section 7.4.

(f)    The cost of all insurance shall be borne solely by Perot Systems.

                                   Article 12
                                 Miscellaneous

12.1   Relationship of Parties.

(a) Perot Systems is appointed by CalPX only for the purposes and to the extent set forth in this Agreement, and Perot Systems' relation to CalPX shall, during the period covered by this Agreement, be that of an independent contractor, and Perot Systems does not have and shall not have any power, and Perot Systems shall not represent that Perot Systems has any power, to bind CalPX, to assume or to create any obligation or responsibility, express or implied, on behalf of CalPX or in its name.

(b) Perot Systems shall not be considered, under the provisions of this Agreement or otherwise, as having an employee status or the status of an agent or partner of CalPX, and shall not be entitled to participate in any plans, arrangements, or distributions by CalPX pertaining to or in connection with any pension, stock, bonus, profit sharing, health plans, or similar benefits for CalPX employees. Perot Systems shall meet all of its obligations and responsibilities as an employer to its own employees under any federal, state or local laws, regulations or order now or hereafter in force, including those relating to taxes, unemployment compensation or insurance, arising out of its engagement of persons for the performance of or contribution to the Services performed hereunder.

(c) No part of Perot Systems' compensation shall be subject to withholding by CalPX for the payment of social security, unemployment, or disability insurance or any other similar state or federal tax obligation. In the event CalPX is found to be so liable for social security, unemployment, disability insurance or other tax or withholding, CalPX shall have the right to recover an equivalent amount, including any interest or penalties paid in connection therewith, from Perot Systems.

12.2 Notices. All consents, notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery, (b) facsimile transmission, (c) registered or certified mail, postage prepaid, return receipt requested, or (d) overnight delivery service. All such communications shall be sent to the appropriate party at the following address or facsimile number (or to such other address or facsimile number as that party may have specified by notice given according to this Section).

If to Perot Systems:                              With a copy to:

Perot Systems Corporation                         Perot Systems Corporation
Attn: President                                   Ann: General Counsel
12404 Park Central Drive                          12404 Park Central Drive
Dallas, Texas 75251                               Dallas, TX 75251

If to CalPX:

      California Power Exchange Corporation  California Power Exchange Corporation
      Attn: Chief Information Officer        Ann: General Counsel
      200 Los Robles Avenue, Suite 400       200 Los Robles Avenue, Suite 400
      Pasadena, California 91101-2482        Pasadena, California 91101-2482

       All such consents, notices, requests, demands, waivers and other communications shall be deemed received upon (x) actual receipt by the addressee, (y) actual delivery to the appropriate address Or (z) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

12.3 Assignment. This Agreement may not be assigned by either party without the written consent of the other party, except that (i) either party may assign this Agreement to the surviving entity in connection with the merger, consolidation, or sale of all or substantially all of the assets of that party, (ii) CalPX may assign this Agreement in connection with a corporate reorganization of CalPX or to any Affiliate of CalPX, so long as CalPX remains responsible for the actions of such Affiliate and (iii) Perot Systems may assign this Agreement to any Affiliate that is a subsidiary of Perot Systems organized within the United States or, with the consent of CalPX, any other subsidiary of Perot Systems, so long as Perot Systems, in each case, remains responsible for (a) the actions of such Affiliate and

       (b) any additional costs or expenses arising out of or relating to any such assignment by Perot Systems. The consent of a party to any assignment of this Agreement shall not constitute that party's consent to any other assignment of this Agreement This Agreement shall be binding on the parties and their respective successors and permitted assigns. Any assignment in contravention of this Section shall be void.

12.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be deemed restated to reflect the original intentions of the parties as nearly as possible in accordance with applicable law, and, if capable of substantial performance, the remaining provisions of this Agreement shall be enforced as if this Agreement was entered into without the invalid provision.

12.5 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

12.6 Modification: Waiver. This Agreement may be modified only by a written instrument duly executed by or on behalf of each party. No delay or omission by either party to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either party of any of the obligations to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other obligation herein contained.

12.7 No Third-Party Beneficiaries. The parties agree that this Agreement is for the benefit of the parties hereto and is not intended to confer any rights or benefits on any third-party, including any employee of either party, and that there are no third-party beneficiaries to this Agreement or any part or specific provision of this Agreement.

12.8 Governing Law. The laws of the state of California, other than its rules on conflicts of laws, shall govern the interpretation and construction of this Agreement. The Uniform Electronic Transactions Act shall not apply to this Agreement, and except as provided in Section 3.4(a), communications sent by electronic means and electronic signatures shall not be effective under this Agreement.

12.9 Consents, Approvals. Requests and Opinions. Except as specifically set forth in this Agreement, all consents and approvals to be given or opinions to be adopted by either party under this Agreement shall not be unreasonably withheld or delayed and each party shall make only reasonable requests and opinions under this Agreement.

12.10 Survival. The terms of Section 2.8(b), Section 2.9, Article 5 (with respect to any amounts payable but not yet paid thereunder). Section 5.8,
       Section 5.12, Section 5.15, Article 6,

       Section 7.2, Section 7.3, Section 7.11, Article 8, Article 9, Section 10.1, Section 10.2, Section 10.3, and Article 12 shall survive the expiration or termination of this Agreement.

12.11 Sole and Exclusive Venue. Each party irrevocably agrees that any legal action, suit or proceeding or alternate dispute resolution brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Central District of California, or in the state courts of the State of California for Los Angeles County and irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in persona, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other party.

12.12 Covenant of Further Assurances. CalPX and Perot Systems covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of CalPX and Perot Systems shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

12.13 Negotiated Terms. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement.

12.14 Remedies Cumulative. Except as otherwise specified under this Agreement, no specific remedy under this Agreement shall limit a party's right to exercise all other remedies available to such party under law, in equity or under this Agreement, and all such remedies shall be cumulative.

12.15 Conflict of Interest. Individual PSC Personnel who perform Services regularly on a full time basis shall be deemed to be a "substantially full time consultant" within the meaning of Section 1.1. of the Code of Conduct and shall accordingly comply with the Code of Conduct. Such individual's noncompliance with the Code of Conduct, whether with or without knowledge, intentional or otherwise, shall constitute grounds to have such individual removed from the CalPX account under Section 2.5.

12.16 Export. CalPX and Perot Systems shall not knowingly export or re-export any personal computer system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the United States Government. The term "technical data" in this context means such data as is defined as technical data by applicable United States export regulations.

12.17 Entire Agreement. This Agreement, including any Schedules referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, understandings or agreements relative hereto which are not fully expressed herein. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

12.18 Media Releases. All media releases, public announcements and public disclosures by CalPX or Perot Systems relating to this Agreement, including without limitation, promotional or marketing material (but not including any announcement intended solely for internal distribution within CalPX or Perot Systems, as the case may be, or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of CalPX or Perot Systems, as the case may be) shall be coordinated with and approved by the other prior to the release thereof.

12.19 Task Order No. 5. The parties acknowledge and agree that after the Effective Date, Perot Systems shall have no further obligations to provide any services under Task Order No. 5, Effective as of January 16,1999, between the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by their duly authorized representative as of the date first set forth above.,

CALIFORNIA POWER EXCHANGE CORPORATION      PEROT SYSTEMS CORPORATION




By: /s/                                     By: /s/



Name:                                       Name:
Title:                                      Title:
Date:                                       Date:

                                  SCHEDULE 1.1
                                   Definitions

"AAA" has the meaning given this term in paragraph l(a) of Schedule 7.3. "Acceptance" has the meaning given this term in Part D, paragraph (b)(i) of
Schedule 3.1.

"Acceptance Period" has the meaning given this term in Part D, paragraph (b)(i) of Schedule 3.1.

"Acceptance Test Plan" has the meaning given this term in Part D, paragraph
(b)(ii) of Schedule 3.1.

"Account Manager" has the meaning given this term in Section 2.1. "Additional Services" has the meaning given this term in Section 3.3.

"Affiliate" means, as to any entity, any other entity that, directly or indirectly controls, is controlled by or is under common control with such entity.

"Agreement" has the meaning given this term in the preamble to this Agreement.

"Agreement Date" has the meaning given this term in the preamble to this Agreement.

"Applications" means the software programs that are operated by Perot Systems under this Agreement.

"Applications Development Services" means the services described in Part D, paragraph (a) of Schedule 3.1.

"Applications Maintenance Services" means the services described in Part C, paragraph (a) of Schedule 3.1.

"Base Index" has the meaning given this term in Section 5.6.

"Baseline Budget" has the meaning given this term in Section 5.3(a).

"Base Services" has the meaning given this term in Section 3.1.

"Benchmark Information" has the meaning given this term in Section 3.12(c).

"Business Consulting" means the services described in Part E of Schedule 3.1.

"Calculated Services Fee" has the meaning given in Schedule 5.1.



                              Schedule 1.1-Page 1

"CalPX" has the meaning given this term in the preamble to this Agreement. Whenever any Affiliate of CalPX receives Services under this Agreement, the definition of "CalPX" shall be deemed to include such Affiliate.

"CalPX" Auditors" has the meaning given this term in Section 5.8.

"CalPX Data" has the meaning given this term in Section 6.1.

"CalPX Developed Software" means any Deliverable that (i) contains a modification to the source code of CalPX Proprietary Software, or (ii) contains newly developed source code the functionality of which cannot reasonably be separated from the functionality of the related CalPX Proprietary Software, and any derivatives of such Deliverables.

"CalPX Partners" has the meaning given this term in Section 6.5(b)(i).

"CalPX Proprietary Software" has the meaning given this term in Section 4.2(a).

"CalPX Representative" has the meaning given this term in Section 2.6.

"CalPX Software" means CalPX noprietary Software and CalPX Vendor Software.

"CalPX Technology" has the meaning given this term in Section 4.4.

"CalPX Vendor Software" has the meaning given this term in Section 4.2(b).

"Change" means a material addition to or modification in the scope or method of providing a Service, including any material addition to or modification of the requirements or specification of any Deliverable.

"Change Control Procedure" means the procedures specified in or developed in accordance with Section 3.5 pursuant to which Changes to the Services shall be authorized by the parties.

"Change Order" means a document executed by the parties that authorizes a Change.

"Change Review Board" has the meaning given this term in Part A of Schedule 3.1.

"Computer Operations Services" means the services described in Part B of
Schedule 3.1.

"Confidential Information" has the meaning given this term in Section 6.2(a).

"Configuration Services" has the meaning given to this term in Part D, paragraph
(a) of Schedule 3.1.

"Core Applications" has the meaning given this term in Part C, paragraph (b) of
Schedule 3.1.


                               Schedule 1.1-Page 2

"Core Services" has the meaning given this term in Section 3.1 (a).

"Critical Services" has the meaning given this term in Schedule 7.8.

"Current Index" has the meaning given this term in Section 5.6.

"Defect" has the meaning given this term in Part D, paragraph (b)(ii) of
Schedule 3.1.

"Defect Notice" has the meaning given this term in Part D, paragraph (B) of
Schedule 3.1.

"Deliverable" means all works of authorship that are prepared for CalPX by Perot Systems in connection with the Services. The Deliverables shall include all reports, drawings, plans, specifications, computer disks, tapes, printouts, studies, memoranda, computation sheets, and other information, documents, records or data, in whatever form or medium that contain CalPX's Confidential Information.

"Desktop Procurement Services" means the services that are generally described in Paragraph 2 of Schedule 1.2.

"Desktop Support Services" means the services generally described in Paragraph 2 of Schedule 1.2.

"Developed Software" means any Deliverable that is a software program, programming script or similar work of authorship.

"disclosing party" has the meaning given this term in Section 6.2(a). "disruption" has the meaning given this term in Schedule 7.8.

"Documentation" means all manuals, specifications, literature (excluding generalized product descriptions, advertising materials, and similar items), and documentation including but not limited to flow diagrams, file descriptions, codes, and other written information prepared by Perot Systems for CalPX under this Agreement.

"Effective Date" has the meaning given this term in Section 1.3.

"Embedded Software" has the meaning given this term in Section 6.5(c).

"Excluded Services" means the services described in Schedule 1.2.

"FERC" has the meaning given this term in paragraph l(a) of Schedule 7.3.

"FPA" has the meaning given this term in paragraph l(c) of Schedule 7.3.


                               Schedule 1.1-Page 3

"Full-Time Equivalent" or "FTE" means the level of effort expended by an individual performing his or her duties for approximately 160 hours per month, 12 months per year, less time off for vacation, holidays, illness, training and other reasons (including short-term, unpaid marketing and proposal assignments that do not materially and adversely affect any Services) consistent with Perot Systems' human resources and benefits policies, provided that for PSC Personnel assigned to perform Services under this Agreement for a committed duration of one month or less, the actual time spent performing Services, pro-rated on a 160 hours per month basis, shall be used to determine the number ofFTEs expended.

"Force Majeure Event" has the meaning given this term in Section 7.12.

"Improved Technology" has the meaning given this term in Section 3.8.

"Initial Term" has the meaning given this term in Section 1.3.

"ISO" has the meaning given this term in paragraph l(c) (2) of Schedule 7.3.

"IT Procurement Services" has the meaning given this term in Section 3.5.

"IT Steering Committee" has the meaning given this term in Part A, paragraph 6 of Schedule 3.1.

"Key Personnel" has the meaning given this term in Section 2.3.

"Know-How" has the meaning given this term in Section 6.6.

"Losses" has the meaning given this term in Section 8.2(a).

"Make Whole Costs" has the meaning given this term in Section 7.7(c).

"Managed Equipment" means the third-party equipment listed in Part A of Schedule
4.2 that is managed by Perot Systems as part of the Services.

"Managed Software" means the CalPX Software, CalPX Vendor Software, Third Party Software, Third Party Tools and Perot Systems Software listed in Schedule 4.2, all Perot Systems Tools and Perot Developed Software, and all other software programs agreed to be managed by Perot Systems as part of the Services.

"Management Procedures Manual" has the meaning given this term in Section 3.6.

"Network Services" has the meaning given this term in paragraph 3 of Schedule
1.2.

"Non-Transitioned Employees" has the meaning given this term in Section 2.7(c).

                              Schedule 1.1 -Page 4

"Pass-Through Expenses" means any expenses for third party products and services that are incurred by Perot Systems while acting as an agent ofCalPX.

"Perot Developed Software" shall mean any Developed Software, other than CalPX Developed Software.

"Perot Systems" has the meaning given this term in the preamble to this Agreement or any subsidiary or Affiliate of Perot Systems Corporation that performs Services under this Agreement.

"Perot Systems Software" has the meaning given this term in Section 6.4.

"Perot Systems Tools" has the meaning given this term in Section 6.4.

"Price Index" has the meaning given this term in Section 5.6.

"Privileged Work Product" has the meaning given this term in Section 6.2(f).

"Program Management Services" means the services described in Part A of Schedule 3.1.

"PSC Personnel" means employees of, or independent contractors of any level retained by, Perot Systems providing Services under this Agreement.

"Punch List" has the meaning given this term in Part D, paragraph (b)(ii)(D) of
Schedule 3.1.

"PX" has the meaning given this term in paragraph (l)(c)(l) of Schedule 7.3.

"Quarterly True-Up" has the meaning given this term in Section 5.1(b).

"Reduction Percentage" has the meaning given this term in Section 5.10(a).

"Renewal Term" shall, in each case, mean the period that the term of this Agreement may be extended or renewed beyond the Initial Term or the then preceding Renewal Term, as the case may be.

"Required Improvements" has the meaning given this term in Section 4.5.

"Requirements" means the functional and operational requirements for a Deliverable or Service that are specified by CalPX.

"Restricted Territory" has the meaning given this term in Section 6.5(b)(iii).

                               Schedule 1.1-Page 5

"RIMF" has the meaning given this term in Section 3.1.

"Service Fees" means the fees payable by CalPX for the Services.

"Service Levels" has the meaning given this term in Section 3.2(a).

"Services" has the meaning given this term in Section 3.3(a).

"Standard Commercial Rates" has the meaning given this term in Section 5.2.

"Systems" means the Managed Equipment, Managed Software and the Applications that are operated and managed by Perot Systems as part of the Services.

"Systems Software" means Managed Software and related object and source codes, and all related supporting documentation and media, that perform tasks basic to the functioning of the Managed Equipment or which are required to operate the Applications or otherwise provide Services, and any modifications, enhancements, revisions, or supplements to such programs and methods from time to time, including operating systems, systems utilities, data security software, compilers, telecommwcations monitors and database software.

"Tariff" has the meaning given this term in paragraph (1)(a) of Schedule 7.3.

"Task Orders" has the meaning given this term in Section 3.3(d).

"Term" means the Initial Term and all Renewal Terms.

"Third Party Software" means software programs owned by persons other than Perot Systems, CalPX or any of their Affiliates.

"Third Party Tools" means tools owned by persons other than Perot Systems, CalPX or any of their Affiliates.

"Transition Assistance" has the meaning given this term in Section 7.11 (a). "Transition Assistance Period" has the meaning given this term in Section 1.1 1(a).

"Transition Period" has the meaning given this term in Section 3.2(a).

"Transitioned Employees" has the meaning given this term in Section 2.7(c).

"Virus" has the meaning given this term in Section 10.4(a).

"Work Product" means all Deliverables and Documentation, including but not limited to reports, drawings, plans, specifications, computer disks, tapes, printouts, studies, memoranda,

                               Schedule 1.1-Page 6
computation sheets, and other information, documents, records or data, in whatever form or medium (including without limitation writings, printed and electronic forms) prepared for CalPX by Perot Systems in connection with the Services provided under this Agreement.

"Y2K Problem" has the meaning given this term in paragraph 1 of Schedule 1.2.

                              Schedule 1.1-Page 7

                                  SCHEDULE 1.2
                                Excluded Services

Subject to the provisions of Section 3.3(c), CalPX shall have no obligation to purchase any of the following services from Perot Systems.

1. Year 2000 Services. Perot Systems shall have no obligation under this Agreement to identify, correct or resolve any problem caused by the failure of any CalPX Software, CalPX Vendor Software or CalPX Technology, (i) to record, store, process, or present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality and accuracy, as performed on or before December 31, 1999; (ii) provide a century indicator on all dates produced therein as output or results from its operation; (iii) abnormally end or generate an incorrect result when performing date calculations involving either a single century or multiple centuries; (iv) sort all files in an accurate sequence when sorted by date and read and write in an accurate sequence when the date is used as the key for such reading or writing; and (v) be capable of determining leap years (each such failure being a "Y2K Problem"). Notwithstanding the foregoing, upon request by CalPX Perot Systems shall assign PSC Personnel to identify, correct or resolve
   Y2K Problems ;" substitution for the Services regularly performed by such PSC Personnel.

2. Desktop Support Services and Desktop Procurement Services. Perot Systems shall have no obligation under this Agreement to provide Desktop Support Services or Desktop Procurement Services.

   The term "Desktop Support Services" means services involving maintenance, operation or support (including help desk support services) of(i) personal computers (including hardware, software, and other components) typically used by a single individual at a time or (ii) the local area network or wide area network hardware, software, and other components by which such personal computers are linked, that are contracted to be performed by IBM Global Services Corporation on the Agreement Date.

   The term "Desktop Procurement Services" means services relating to the procurement (including but not limited to vendor management, contract management, costing, purchase order issuance and acquisition management) of
   (i) personal computers (including hardware, software, and other components) typically used by a single individual at a time or (ii) the local area network or wide area network hardware, software, and other components by which such personal computers are linked, that are contracted to be performed by IBM Global Services Corporation on the Agreement Date.

3. Network Services.

   Perot Systems shall have no obligation under this Agreement to provide Network Services.

   The term "Network Services" means services involving procurement, maintenance, operation or support of(i) hardware, software and other components, including but not


                              Schedule 1.2 - Page 1
       limited to routers, hubs, and network interfaces, necessary to support a data network from (and including) the router out to the third party telecommunications infrastructure, or (ii) hardware, software and other components including but not limited to telephone switches, handsets and voice network that are being performed by MCI Worldcom on the Agreement Date.

4.     Configuration Services.

       Perot Systems shall have no obligation under this Agreement to provide Configuration Services.


                               Schedule 1.2-Page 2

                                  SCHEDULE 2.5

Corporate Information Securities Standards, Guidelines & Procedures



                              Schedule 2.5 - Cover